As filed with the Securities and Exchange Commission	on Registration No. 333-201986

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

FORM S-1/A

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEYU LEISURE HOLIDAYS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	7011	46-3601223
State or other jurisdiction	Primary Standard Industrial	(I.R.S. Employer
incorporation or organization	Classification Code Number)	Identification Number)

Westwood Business Center

611 South Main Street

Grapevine, Texas 76051

(+86) 592 504 9622

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Ban Siong Ang

Westwood Business Center

611 South Main Street

Grapevine, Texas 76051

(+86) 592 504 9622

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

with copies to

Lee W. Cassidy, Esq.

Anthony A. Patel, Esq.

Cassidy & Associates

9454 Wilshire Boulevard

Beverly Hills, California 90212

(949) 673-4510 (949) 673-4525 (fax)

Approximate Date of Commencement

of proposed sale to the public:                  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock held by Selling Shareholders	10,999,097 Shares	$1.50	$16,498,646	$1,918

(1)         There is no current market for the securities and the price at which the Shares are being offered has been arbitrarily determined by the Registrant and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(2)         $1,918 previously paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of 10,999,097 Shares of common stock offered by the holders thereof.

The information contained in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and these securities may not be sold until that registration statement becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	Subject to Completion, Dated __________, 2015

HEYU LEISURE HOLIDAYS CORPORATION

10,999,097 Shares of Common Stock offered by selling shareholders at $1.50 per share

This prospectus relates to the offer and sale of 10,999,097 Shares of common stock (the “Shares”) of Heyu Leisure Holidays Corporation (the “Registrant”), $0.0001 par value per share, offered by the holders thereof (the “Selling Shareholder Shares”), who are deemed to be statutory underwriters. The selling shareholders will offer and sell their shares at a fixed price of $1.50 per share for the duration of this offering.

The maximum number of Shares that can be sold pursuant to the terms of this offering by the selling shareholders is (in aggregate) 10,999,097 Shares. Funds received by the selling shareholders will be immediately available to such selling shareholders for use by them. The Registrant will not receive any proceeds from the sale of the Selling Shareholder Shares.

The offering will terminate twenty-four (24) months from the date that the registration statement relating to the Shares is declared effective, unless earlier fully subscribed or terminated by the Registrant. The Registrant intends to maintain the current status and accuracy of this prospectus and to allow selling shareholders to offer and sell the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission. All costs incurred in the registration of the Shares are being borne by the Registrant.

Prior to this offering, there has been no public market for the Registrant’s common stock. No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained. The offering price for the Shares has been arbitrarily determined by the Registrant and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Registrant. The Shares will become tradable on the effective date of the registration statement of which this prospectus is a part.

Neither the Registrant nor any selling shareholders has any current arrangements nor entered into any agreements with any underwriters, broker-dealers or selling agents for the sale of the Shares. If the Registrant or selling shareholders can locate and enter into any such arrangement(s), the Shares will be sold through such licensed underwriter(s), broker-dealer(s) and/or selling agent(s).

Offering Price
To Public
Per Common Stock Share Offered	$1.50 per share

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Registrant is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act.

These securities involve a high degree of risk. See “RISK FACTORS” contained in this prospectus beginning on page 6.

Westwood Business Center

611 South Main Street

Grapevine, Texas 76051

(+86) 592 504 9622

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PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision. A potential investor should read the following summary together with the more detailed information regarding the Registrant and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Registrant

History

Heyu Leisure Holidays Corporation ("the Registrant"), a Delaware corporation, specializes in managing hotels and in-house leisure clubs to meet the needs of business and recreational travellers. The Registrant was incorporated on July 9, 2013 and was formerly known as Cloud Run Acquisition Corporation (“Cloud Run” or “Cloud Run Acquisition”).

In January 2014, the Registrant implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Registrant changed its name from Cloud Run Acquisition Corporation to Heyu Leisure Holidays Corporation.

In February 2015, the Registrant completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited liability company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition”) under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with and by the same majority shareholder. Heyu Capital was the sole shareholder of Xiamen Heyu Hotel Management Ltd. (“Xiamen Heyu”), a limited liability company formed under the laws of the People’s Republic of China. Xiamen Heyu in turn, is the parent company of Xiamen Wujiaer Hotel Ltd. (“Xiamen Wujiaer”), a limited liability company formed under the laws of the People’s Republic of China. The purpose of the Acquisition was to facilitate and prepare the Registrant for a registration statement and/or public offering of securities.

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Heyu Capital was incorporated June 27, 2013 under the laws of Hong Kong.

On December 18, 2013, Heyu Capital registered 100% equity interest in Xiamen Heyu, but not yet contributes any capital into Xiamen Heyu as of December 31, 2013. Heyu Capital contributes capital of $966,130 in Xiamen Heyu as of September 30, 2014. Since its inception, Xiamen Heyu Hotel Management Ltd. has focused on marketing and negotiations to manage and operate hotels in China.

On January 25, 2014, Xiamen Heyu entered into a Share Transfer Agreement with existing shareholders of Xiamen Wujiaer with a consideration of $622,379 (approximately 3,800,000 in RMB) in cash for the acquisition.

As a result of Acquisition, each of Heyu Capital, Xiamen Heyu and Xiamen Wujiaer become wholly owned subsidiaries of the Registrant as follow:

[chart]

The Registrant is located at Westwood Business Center 611 South Main Street Grapevine, Texas 76051. The Registrant’s main phone number is (+86) 592 504 9622.

Business

The Registrant specializes in managing and operating hotel chains in China via selected mergers, acquisitions and joint ventures, with a focus on providing a full range of services to its hotels and amenities to their guests.

The Registrant plans to establish hotel chains synonymous with in-house leisure, and to meet the needs of business and recreational travelers alike. To achieve this goal, the Registrant intends to be among the first budget hotels in the world to offer a wide variety of mobile office options in each of its hotels, including conference facilities, audio/video equipment, Internet access and staff that can help plan and conduct guests’ meetings.

The Registrant also plans to offer select complimentary beverages and other services to hotel guests. The Registrant will also offer memberships for Heyu Hotel leisure clubs. Club members will be entitled to complimentary drinks, food and other services when they visit club facilities.

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Risks and Uncertainties facing the Registrant

The Registrant has limited revenues to date, including during the recent year ended December 31, 2014, and the Registrant may experience losses in the near term. The Registrant needs to maintain a steady operating structure, ensuring that expenses are contained such that profits are consistently achieved. In order to expand the Registrant’s business, the Registrant would likely require additional financing. As a company with limited revenues to date, management of the Registrant must continually develop and refine its strategies and goals in order to execute the business plan of the Registrant on a broad scale and expand the business.

One of the biggest challenges facing the Registrant will be in securing adequate capital to continue to expand its business and build a larger scale and more efficient set of operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Registrant must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it receives. Third, in order to expand, the Registrant will need to continue to identify suitable hotel properties and opportunities that can be realized at a reasonable cost.

Due to financial constraints and the current stage of the Registrant’s life, the Registrant has to date not conducted advertising and marketing to reach customers. In addition, the Registrant has not yet located the sources of funding to develop the Registrant on a broader scale through acquisitions or other major partnerships. As the Registrant expands, the Registrant may need such partnerships and marketing campaigns to better build its business.

Due to these and other factors, the Registrant’s independent auditors have issued a report raising substantial doubt of the Registrant’s ability to continue as a going concern.

Trading Market

Currently, there is no trading market for the securities of the Registrant. The Registrant intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Registrant does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. There can be no assurance that the Registrant will qualify for quotation of its securities on the OTC Bulletin Board. See “RISK FACTORS” and “DESCRIPTION OF SECURITIES”.

The Offering

The maximum number of Shares that can be sold pursuant to the terms of this offering is 10,999,097 of Shares. The offering will terminate twenty-four (24) months from the date of this prospectus unless earlier fully subscribed or terminated by the Registrant.

This prospectus relates to the offer and sale by certain shareholders of the Registrant of up to 10,999,097 of Shares (the “Selling Shareholder Shares”). The selling shareholders, who are deemed to be statutory underwriters, will offer and sell their shares at a fixed price of $1.50 per share for the duration of this offering.

Common stock outstanding before the offering	60,001,000	(1)

Common stock for sale by selling shareholders	10,999,097

Common stock outstanding after the offering	60,001,000

Offering Price	$1.50 per share

Proceeds to the Registrant	$0

(1) Based on number of shares outstanding as of the date of this prospectus.

5

The total number of shares being registered through this prospectus exceeds the number of shares held by non-affiliates of the Registrant. All shares of the Registrant’s common stock currently held by non-affiliates are being registered pursuant to this prospectus.

Summary Financial Information

Before Acquisition

The Registrant had no substantive business operations or specific business until the acquisition. The consolidated statements of operations data for the year ended December 31, 2014 and December 31, 2013 and the consolidated balance sheet data as of December 31, 2014 and December 31, 2013 are derived from the Registrant’s audited financial statements and related notes thereto included exhibit 99.1 in this prospectus.

	Year ended December 31, 2014	For the period from July 2, 2013 (inception) To December 31, 2013
Statement of operations data
Revenue	$-	$-
Gross profit	$-	$-
Loss from operations	$(41,085)	$(1,407)
Net loss	$(41,085)	$(1,407)

	At December 31, 2014	At December 31, 2013
Balance sheet data
Cash	$-	$2,000
Other assets	$-	$-
Total assets	$-	$2,000
Total liabilities	$35,185	$1,150
Total shareholders’ equity (deficit)	$(35,185)	$850
Total liabilities and shareholders’ equity	$-	$2,000

After Aquisition

The Registrant had no substantive business operations or specific business plan until the Registrant merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC) on February 9, 2015. Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital. The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method (“pooling-of-interest”) as the Registrant and Heyu Capital are both under common control by the same shareholder.

The consolidated statements of operations data for the nine month period ended September 30, 2015 (unaudited) and the consolidated balance sheet data as of September 30, 2015 (unaudited), respectively, are derived from the Registrant’s unaudited financial statements and related notes thereto included in this prospectus. The consolidated statements of operations data for the year ending December 31, 2014 and the consolidated balance sheet data as of December 31, 2014, respectively, are derived from the Registrant’s audited financial statements and related notes thereto included in this prospectus.

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	Nine months ended	Nine months ended	Three months ended	Three months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Statement of operations data
Revenue	$254,034	242,869	$109,165	$119,361
Gross profit	$(137,740)	(30,051)	$(32,538)	$(44,803)
Loss from operations	$(886,810)	(2,386,885)	$(263,483)	$(271,630)
Net loss	$(886,810)	(2,386,885)	$(263,483)	$(271,630)

	At September 30, 2015	At December 31, 2014
Balance sheet data
Cash	$3,396	$61,654
Other assets	$543,134	$634,444
Total assets	$546,530	$696,098
Total liabilities	$1,322,395	$592,714
Total shareholders’ equity (deficit)	$(775,865)	$103,384
Total liabilities and shareholders’ equity	$546,530	$696,098

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Heyu Capital Limited (“Hong Kong entity”)

The Registrant had no operations or specific business plan until the acquisition of Heyu Capital on February 9, 2015. The financial information presented below is with respect to Heyu Capital prior to the merging with the Registrant. The statements of operations data for the years ended December 31, 2014 and December 31, 2013, respectively, and the balance sheet data as of December 31, 2014 and December 31, 2013, respectively, are derived from Heyu Capital Ltd.’s audited consolidated financial statements and related notes thereto included in this prospectus.

		For the period from
	Year ended December 31, 2014	July 2, 2013 (inception) to September 30, 2013

Statement of operations data
Revenue	$306,882	$-
Gross profit	$(117,619)	$-
Loss from operations	$(3,042,559)	$(22,299)
Net loss	$(3,042,559)	$(22,299)

	At December 31, 2014	At December 31, 2013
Balance sheet data
Cash	$61,654	$452,723
Other assets	$634,444	$39,672
Total assets	$696,098	$492,395
Total liabilities	$557,529	$79,977
Total members’ equity	$138,569	$412,418

Xiamen Wujiaer Hotel Limited

Heyu Capital had no operations or specific business plan until the acquisition of Xiamen Wujiaer Hotel Limited on January 9, 2014. The financial information presented below is with respect to Xiamen Wujiaer Hotel Limited prior to the merging with the Heyu Capital Limited, The statements of operations data for the years ended December 31, 2013 and December 31, 2012 respectively, and the balance sheet data as of December 31, 2013 and December 31, 2012, respectively, are derived from Xiamen Wujiaer Hotel Limited’s audited financial statements and related notes thereto included in this prospectus.

	Year ended	Year ended
	December 31, 2013	December 31,2012
Statement of operations data
Revenue	$245,988	$296,305
Gross profit	$84,781	$194,477
Loss from operations	$(160,627)	$(84,754)
Net loss	$(160,627)	$(84,754)

	At December 31, 2013	At December 31, 2012
Balance sheet data
Cash	$13,900	$14,622
Other assets	$498,218	$535,450
Total assets	$512,118	$550,072
Total liabilities	$128,889	$21,057
Total members’ equity	$383,229	$529,015

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RISK FACTORS

The Registrant has generated revenues, but limited profits, to date.

The Registrant has generated limited profits to date. The business model of the Registrant involves significant costs, resulting in a low margin on revenues. Coupling this fact with operating expenses incurred by the Registrant, the Registrant has only generated a small amount of total profits in the past. The Registrant hopes that as its business expands via selected mergers, acquisitions and joint ventures that the scale of the enterprise would result in a higher gross margin and net margin.

No assurance of success in operations.

There is no assurance that the Registrant’s exploration or development activities will be successful. Moreover, there is no assurance that any of the Registrant’s operations will have any ability to realize profits.

The Registrant is an early-stage company with a limited operating history, and as such, any prospective investor may have difficulty in assessing the Registrant’s profitability or performance.

Because the Registrant is an early-stage company with a limited operating history, it could be difficult for any investor to assess the performance of the Registrant or to determine whether the Registrant will meet its projected business plan. The Registrant has limited financial results upon which an investor may judge its potential. As a company still in the early stages of its life, the Registrant may in the future experience under-capitalization, shortages, setbacks and many of the problems, delays and expenses encountered by any early-stage business. An investor will be required to make an investment decision based solely on the Registrant management’s history, its projected operations in light of the risks, the limited operations and financial results of the Registrant to date, and any expenses and uncertainties that may be encountered by one engaging in the Registrant’s industry.

The Registrant expects to incur additional expenses and may ultimately never be profitable.

The Registrant is an early-stage company and has a limited history of its operations. The Registrant will need to continue generating revenue in order to maintain sustained profitability. Ultimately, in spite of the Registrant’s best or reasonable efforts, the Registrant may have difficulty in generating revenues or remaining profitable.

The Registrant’s officers and directors beneficially own a majority of the Registrant’s common stock and, as a result, can exercise control over stockholder and corporate actions.

The officers and directors of the Registrant currently beneficially own approximately 79% of the Registrant’s outstanding common stock. As such, they will be able to control most matters requiring approval by stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Registrant’s common stock or prevent stockholders from realizing a premium over the market price for their Shares.

The Registrant depends on its management team to manage its business effectively.

The Registrant's future success is dependent in large part upon its ability to understand and develop the business plan and to attract and retain highly skilled management, operational and executive personnel. In particular, due to the relatively early stage of the Registrant's business, its future success is highly dependent on its officers, to provide the necessary experience and background to execute the Registrant's business plan. The loss of any officer’s services could impede, particularly initially as the Registrant builds a record and reputation, its ability to develop its objectives, and as such would negatively impact the Registrant's possible overall development.

The Registrant’s Management possesses no prior experience managing a public company and the Registrant does not currently possess effective disclosure controls and procedures adequate for a public company.

Based upon their respective evaluation, the Registrant’s Managing Director and Officers have concluded that, as of December 31, 2014, the existing disclosure controls and procedures of the Registrant were not effective. Disclosure controls and procedures means controls and other procedures that are designed to ensure that information required to be disclosed by the Registrant in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Registrant in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the Managing Director, principal executive and principal financial officer, as appropriate to allow timely decisions regarding required disclosure.

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The Registrant has engaged outside accounting and finance advisors to assist the Registrant in better implementing effective disclosure controls and procedures.

The Registrant’s business may be sensitive to Chinese economic conditions. A severe or prolonged downturn in the Chinese could materially and adversely affect our revenues and results of hotel operations.

The Registrant operates primarily in China within the Chinese domestic business travel and leisure industry. Accordingly, the Registrant’s financial results have been, and are expected to continue to be, affected by developments in the Chinese economy and travel industry. The travel industry is directly related to general economic trends and is highly sensitive to business and personal discretionary spending levels. Travel industry growth may decline during general economic downturns. In 2008, China was affected by the disruptions to financial markets. Although the Chinese economy recovered in 2010 and remained relatively stable in 2011 and 2012, the growth rate of China’s GDP decreased in 2013 and 2014, and it is uncertain whether this economic downturn will continue into 2015 and beyond. A prolonged downturn in the Chinese economy could erode consumer confidence, which could result in changes to consumer spending patterns for travel and lodging-related products and services.

China’s economic growth rate may materially decline in the future, which may adversely effects the Registrant’s financial condition and results of operations. Risk of a material downturn in China’s economic growth rate is based on several current or emerging factors including: (i) overinvestment by the government and businesses and excessive credit offered by banks; (ii) a rudimentary monetary policy; (iii) excessive privileges to state-owned enterprises at the expense of private enterprises; (iv) the dwindling supply of surplus labor; (v) a decrease in exports due to weaker overseas demand; and (vi) failure to boost domestic consumption.

If the Registrant is unable to generate sufficient cash, it may find it necessary to curtail acquisition and operational activities.

The Registrant’s business plan hinges on its ability to acquire, develop, market and commercialize hotels, in China. If the Registrant is unable secure external sources of funding from investors or fund raising in the capital market to acquire, develop, market and/or commercialize hotels, it would not be able to proceed with its business plan or successfully develop its planned operations at all.

The Registrant may face significant competition from companies that serve its industries.

The hotel and hospitality industry is subject to intense competition. The Registrant’s principal competitors in this industry will include major hospitality chains, smaller hotel chains, independent and local hotel owners and other well-established and recognized brands. The Registrant would be competing for individual guests, group reservations and conference business. Much of the competition for these customers is based on brand name recognition and reputation, as well as location, room rates, property size and availability of rooms, quality of the accommodations and amenities, and customer satisfaction. The Registrant’s competitors may have greater financial and marketing resources which would allow them to improve their properties and expand and improve their marketing efforts in ways that could affect the Registrant’s ability to effectively compete for guests. If the Registrant is unable to compete successfully, its financial performance may be adversely affected.

The Registrant is subject to the potential factors of market and customer changes.

The business of the Registrant is susceptible to rapidly changing preferences of the marketplace and its customers. The needs of customers are subject to constant change. Although the Registrant intends to carry out its plan of acquiring and operating hotels to satisfy changing customer demands in the marketplace, there can be no assurance that funds for such expenditures will be available or that the Registrant's competition will not develop similar or superior capabilities or that the Registrant will be successful in its internal efforts. The future success of the Registrant will depend in part on its ability to respond effectively to rapidly changing trends, industry standards and customer requirements by adapting its visions of potential hotels and leisure properties for purchase and improving the features and experience offered by these properties.

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Insurance that the Registrant possesses is not necessarily sufficient to satisfy all potential claims that may arise against the Registrant or its officers and directors.

There is no assurance that insurance coverage that the Registrant possesses would be adequate to satisfy any potential claims made against the Registrant, its officers and directors, or its business operations. Any such liability which might arise could be substantial and may exceed the assets of the Registrant. The certificate of incorporation and by-laws of the Registrant provide for indemnification of officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy, as expressed in the Act, and is therefore, unenforceable.

Intellectual property and/or trade secret protection may be inadequate.

The Registrant holds limited intellectual property rights in China. The Registrant has not applied for intellectual property or trade secret protection in any aspect of its business in the United States. There can be no assurance that the Registrant can obtain effective protection against unauthorized duplication or the introduction of substantially similar solutions and services. The Registrant may choose to apply for additional intellectual property protection in the future; however, there can be no guarantee that intellectual property rights will adequately protect the Registrant or its business and operations.

There has been no prior public market for the Registrant’s securities and the lack of such a market may make resale of the stock difficult.

No prior public market has existed for the Registrant’s securities and the Registrant cannot assure any investor that a market will develop subsequent to this offering. An investor must be fully aware of the long-term nature of an investment in the Registrant. The Registrant intends to apply for quotation of its common stock on the OTC Bulletin Board as soon as possible which may be while this offering is still in process. However, the Registrant does not know if it will be successful in such application, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board. If for any reason the common stock is not listed on the OTC Bulletin Board or a public trading market does not otherwise develop, investors in the offering may have difficulty selling their common stock should they desire to do so. If the Registrant is not successful in its application for quotation on the OTC Bulletin Board, it will apply to have its securities quoted by the Pink OTC Markets, Inc., real-time quotation service for over-the-counter equities.

The offering price of the Shares has been arbitrarily determined by the Registrant and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for the Registrant’s common stock. The offering price for the Shares has been arbitrarily determined by the Registrant and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Registrant. Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

The Registrant may complete a primary public offering (or private placement) for Shares in parallel with or immediately following this offering.

The Registrant may conduct a primary public offering (or private placement) for Shares to raise proceeds for the Registrant. Such an offering may be conducted in parallel with or immediately following this offering. Sales of additional Shares will dilute the percentage ownership of shareholders in the Registrant.

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The Registrant has authorized the issuance of preferred stock with certain preferences.

The board of directors of the Registrant is authorized to issue up to 20,000,000 shares of $0.0001 par value preferred stock. The board of directors has the power to establish the dividend rates, liquidation preferences, and voting rights of any series of preferred stock, and these rights may be superior to the rights of holders of the Shares. The board of directors may also establish redemption and conversion terms and privileges with respect to any shares of preferred stock. Any such preferences may operate to the detriment of the rights of the holders of the Shares, and further, could be used by the board of directors as a device to prevent a change in control of the Registrant. No such preferred shares or preferences have been issued to date, but such shares or preferences may be issued at a later time, subject to the sole discretion of the board of directors.

The Registrant does not intend to pay dividends to its stockholders, so investors will not receive any return on investment in the Registrant prior to selling their interest in it.

The Registrant does not project paying dividends but anticipates that it will retain future earnings for funding the Registrant’s growth and development. Therefore, investors should not expect the Registrant to pay dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their Shares in the Registrant, if and when a market for such Shares develops. Furthermore, even if a market for the Registrant’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the Shares could lose all or a significant portion of their value from the initial price paid in this offering.

The Registrant’s stock may be considered a penny stock and any investment in the Registrant’s stock will be considered a high-risk investment and subject to restrictions on marketability.

If the Shares commence trading, the trading price of the Registrant's common stock may be below $5.00 per share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Registrant’s common stock which could impact the liquidity of the Registrant’s common stock.

The Registrant's election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Registrant can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Registrant has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Registrant, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Registrant's financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

The recently enacted JOBS Act will also allow the Registrant to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The recently enacted JOBS Act is intended to reduce the regulatory burden on “emerging growth companies. The Registrant meets the definition of an emerging growth company and so long as it qualifies as an “emerging growth company,” it will, among other things:

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-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the “say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Act and certain disclosure requirements of the Dodd- Frank Act relating to compensation of its chief executive officer;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934 and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Registrant Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Registrant is still evaluating the JOBS Act, it currently intends to take advantage of some or all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Registrant has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b) of the JOBS Act. Among other things, this means that the Registrant's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Registrant's internal control over financial reporting so long as it qualifies as an emerging growth company, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an emerging growth company, the Registrant may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers that would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Registrant. As a result, investor confidence in the Registrant and the market price of its common stock may be adversely affected.

Shares of common stock in the Registrant may be subject to resale restrictions imposed by Rule 144 of the Securities and Exchange Commission

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. Shares purchased in this Offering may be subject to Rule 144 resale restrictions, and accordingly, investors may be subject to such resale limitations.

Reliance upon Rule 144 to sell securities may be unavailable to the Registrant, due to its previous status as a shell company, and if Rule 144 is not available (pursuant to Rule 144(i)), certain shares of common stock may have no ability for sale or transfer until the Registrant is allowed to rely upon Rule 144 of the Securities and Exchange Commission

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities may not be able to sell or transfer the shares of common stock in the Registrant until such time as the Registrant is able rely upon Rule 144.

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

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•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;
•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated. Actual results could differ materially from those projected in the forward-looking statements. Although the Registrant believes its assumptions underlying the forward-looking statements are reasonable, the Registrant cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate. The Registrant’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which the Registrant competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

There is no public market for the Registrant’s common stock and the price at which the Shares are being offered has been arbitrarily determined by the Registrant. This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Registrant but represents solely the arbitrary opinion of management of the Registrant.

DIVIDEND POLICY

The Registrant does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development of its business.

SELLING SHAREHOLDER SALES

This prospectus relates to the sale of 10,999,097 outstanding shares of the Registrant’s common stock by the holders of those shares. The selling shareholders, who are deemed to be statutory underwriters, will offer and sell their shares at a fixed price of $1.50 per share for the duration of this offering.

Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately negotiated sales; by a combination of these methods; or by other means. The Registrant will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

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PLAN OF DISTRIBUTION

The Registrant and the selling shareholders are seeking an underwriter, broker-dealer or selling agent to sell the Shares. Neither the Registrant nor the selling shareholders have entered into any arrangements with any underwriter, broker-dealer or selling agent as of the date of this prospectus. At the time of this prospectus, neither the Registrant nor the selling shareholders has located a broker-dealer or selling agent to sell the Shares. If, and when, a suitable broker-dealer, underwriter or selling agent is located, the Registrant would plan to disclose the same in this prospectus through an amendment to its Form S-1 registration statement to include such information herein.

The Registrant intends to maintain the currency and accuracy of this prospectus and to permit offers and sales of the Shares for a period of up to two (2) years, unless earlier completely sold, pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission.

The offering will terminate 24 months following the date of the initial effectiveness of the registration statement to which this prospectus relates, unless earlier closed.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker). The resell of such Shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

Selling Shareholders

The selling shareholders will offer and sell their shares at a fixed price of $1.50 per share for the duration of this offering. The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means. The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares. The Registrant will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders' Shares. Of the 10,999,097 Selling Shareholder Shares included in the registration statement of which this prospectus is a part, 5,486,016 Selling Shareholder Shares are held by officers, affiliates or directors of the Registrant.

DESCRIPTION OF SECURITIES

Capitalization

The Registrant is authorized to issue 100,000,000 shares of common stock, par value $0.0001, of which 60,001,000 shares are outstanding as of the date of this prospectus. The Registrant is also authorized to issue 20,000,000 shares of preferred stock, par value $0.0001, of which no shares were outstanding as of the date of this report.

The following statements relating to the capital stock set forth the material terms of the securities of the Registrant, however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws.

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Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights.

Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor.

Holders of common stock have no preemptive rights to purchase the Registrant’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. The Registrant may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series as may be determined by the board of directors. The board of directors may fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders of the Registrant, except that no holder of preferred stock shall have preemptive rights. Any shares of preferred stock so issued would typically have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Registrant without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

Although the Registrant’s board of directors is required to make any determination to issue such preferred stock based on its judgment as to the best interests of the stockholders of the Registrant, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise.

Admission to Quotation on the OTC Bulletin Board

If the Registrant meets the qualifications, it intends to work with market-makers for its securities that will apply for quotation of its common stock on the OTC Bulletin Board. However, the Registrant does not know if any such application will be made and whether it will be successful if made, how long such application will take, or, that if successful, that a market for the common stock will ever develop or continue on the OTC Bulletin Board.

The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. In addition, the Registrant must make available adequate current public information as required by applicable rules and regulations.

In certain cases the Registrant may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc. In general there is greater liquidity for traded securities on the OTC Bulletin Board, and less through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of the Registrant will be traded following the effectiveness of this registration statement.

Transfer Agent

It is anticipated that Globex Transfer, LLC of Deltona, Florida will act as transfer agent for the common stock of the Registrant.

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Penny Stock Regulation

Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities are provided by the exchange or system. The penny stock rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Because of these penny stock rules, broker-dealers may be restricted in their ability to sell the Registrant’s common stock. The foregoing required penny stock restrictions will not apply to the Registrant’s common stock if such stock reaches and maintains a market price of $5.00 per share or greater.

Dividends

The Registrant has not paid any dividends to date. The Registrant intends to employ all available funds for the growth and development of its business, and accordingly, does not intend to declare or pay any dividends to common stockholders in the foreseeable future.

THE BUSINESS

Background

The Registrant intends to manage unique budget hotels in China and internationally and luxury hotels that provide executive facilities, leisure clubs and the highest level of operational excellence via selected mergers, acquisitions and joint ventures.

In January 2014, the Registrant implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Registrant changed its name from Cloud Run Acquisition Corporation to Heyu Leisure Holidays Corporation.

On February 9, 2015, the Registrant completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited liability company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition” under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by the same majority shareholder). Heyu Capital was the sole shareholder of Xiamen Heyu Hotel Management Ltd. (“Xiamen Heyu”), a limited liability company formed under the laws of the People’s Republic of China. Xiamen Heyu in turn, is the parent company of Xiamen Wujiaer Hotel Ltd. (“Xiamen Wujiaer”), a limited liability company formed under the laws of the People’s Republic of China. The purpose of the Acquisition was to facilitate and prepare the Registrant for a registration statement and/or public offering of securities. As a result of the Acquisition, each of Heyu Capital Ltd, Xiamen Heyu Hotel Management Ltd. and Xiamen Wujiaer Hotel Ltd. became wholly owned subsidiaries of the Registrant.

Summary

Current Business

The Registrant currently operates the Wujiaer Hotel, a unique budget hotel in China. The Wujiaer hotel provides executive facilities and leisure clubs to its guests.

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Planned Business operations

The Registrant plans to manage additional budget hotels and luxury hotels via selected mergers, acquisitions and joint ventures in China as follow:

Budget hotels:

The Registrant intends to establish hotel chains synonymous with in-house leisure clubs to meet the needs of business and recreational travelers alike. The Registrant intends to create the first budget hotels in the world to offer a wide variety of mobile office options in each of its hotels, including conference facilities, audio/video equipment, Internet access and staff that can help plan and conduct guests’ meetings. The Registrant also plans to offer selected complimentary beverages and other services to hotel guests. Memberships will also be offered for Heyu Hotel leisure club, which will entitle members to complimentary drinks and services when they visit and use club facilities.

Luxury hotels:

The Registrant intends to manage and operate luxury hotels (4-5 stars) with the luxury facilities, including indoor swimming pools, Karaoke bars, business centers, ballrooms and high-end restaurants.

The Registrant expects to establish and maintain customer relationships by developing and providing products and services that offer value in terms of price, quality, safety and environmental impact. These services will be supported by the requisite technological, environmental and commercial expertise.

The Registrant will expand its budget hotel chain and services to satisfy the needs of its customers. The Registrant will constantly strive to achieve operational excellence, as well as conduct its business in a safe, environmentally sustainable and economically optimum manner, employing a diverse, innovative and results-oriented team motivated to deliver excellence. The Registrant seeks the highest standard of performance, maintaining a strong long-term and growing position in the hotel and leisure industry. The Registrant aims to work closely with its customers, business partners and policy-makers to excel in its business operations year after year.

The Registrant anticipates gradually expanding its presence globally.

The Business: Hotel Operations

The hotel industry is highly segmented with many different brands targeting a vast range of customer needs at various price points. Businesses in the hotel industry generally operate under one or more business models, including hotel management, brand franchising and hotel ownership. Hotels are categorized into three groups: full-service, select-service and limited-service. Full-service hotels typically offer a full range of amenities and facilities, including food and beverage facilities and meeting facilities. Select-service hotels furnish some of the amenities offered at full-service hotels but on a smaller scale and generally do not to have meeting facilities. Limited-service hotels usually offer only lodging, however some provide modest food and beverage facilities such as breakfast buffets or small meeting rooms.

Lodging demand growth is generally related to the strength of the overall economy. Additionally, local demand factors may stimulate business and leisure travel to specific locations. In particular, macroeconomic trends relating to GDP growth, corporate profits, capital investments and employment growth are some of the primary drivers of lodging demand. As the economy continues to improve, the ongoing trend of strong transient demand and growing group business will continue to drive demand for hotels and lodging and allow the industry to achieve increased growth.

The hotel industry in China has peak and low seasons during the year. The peak season occurs during the holiday period. Beginning in February with the Chinese New Year and continuing through the week-long holiday of National Day in October, the hotel industry experiences its peak business volume. The Registrant also anticipates high volume business for certain conventions and expos during the year.

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The Market

The global hotel industry, and the Chinese hotel industry in particular, have improved as the economy has recovered from the recent global economic downturn. Currently, the Registrant focuses its operations exclusively in the Fujian province of China and expects to primarily focus its future operations in that region. The table below indicates the number of hotels available in Fujian Province:

Number of Hotels
Fujian Province	6285
Xiamen	2436
Fuzhou	939
Nanping	553
Quanzhou	543
Zhangzhou	501
Longyan	489
Ningde	386
Sanming	323
Putian	115

** Sources: from official website of Ctrip.

Tourism

Foreign Visitors

The number of foreign visitors to China is slightly increased from 2013 to 2014. According to table below, the rate increased about 0.2% in the year 2014. The Registrant believes there is ample room to enter this market and that barriers for entry remain relatively low.

	Number of Foreign Visitors to China
Country	2012 (,000)	2013	2014
Total Foreigner	27,191	26,290	26,360
Total Asia	16,648	16,088	16,361
Including:	-	-	-
Japan	3,518	2,877	2,717
Korea	4,069	3,969	4,181
Indonesia	622	605	566
Malaysia	1,235	1,206	1,129
Phillipines	962	996	967
Singapore	1,027	966	971
Thailand	647	651	613
Mongolia	1,010	1,050	1,082
India	610	676	709
Pakistan	96	106	108
Others	2,854	2,986	3,318-
Total Europe	5,921	5,660	5,484
Including:	-	-	-
Britain	618	625	604
France	524	533	517
Italy	252	251	253
Germany	659	649	662
Swiss	82	80	79
Sweden	171	159	142
Russia	2,426	2,186	2,045
Spain	136	132	141
Others	1,053	1,045	1,041
Total American	3,179	3,123	3,106
Including:	-	-	-
U.S	2,118	2,085	2,093
Canada	708	684	667
Others	353	354	346
Total Oceania	914	863	810
Including:	-	-	-
Australia	774	723	672
New Zealand	128	128	126
Others	12	12	12
Others	529	556	599

*** Sources from state tourism bureau

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The Registrant’s Presence in the Market

Currently, the Registrant has a budget hotel in Xiamen, Fujian province, China. The Registrant plans to grow organically as a participant in the hotel industry via selected mergers, acquisitions and joint ventures. The Registrant plans to build its business and industry reputation through growth by expanding its brand and creating a reputable brand name. Growth will be primarily achieved through internal growth and expanding its hotel chain to include more managed hotels.

Governmental Regulations

The Registrant does not need or require approval from government authorities or agencies in order to operate its regular business and operations. However, it is possible that any proposed expansion to the Registrant’s business and operations in the future would require government approvals.

Services

The Registrant expects to provide a full range of services to managed hotels so as to meet the quality control and internal control standards of leased-and-operated hotels, including decision-making assistance, customer base and efficiency analysis, investment and consulting services, cost control analysis and guidance.

For hotel guests, the Registrant will bring more value to guests and members by providing competitive and consistent pricing. The Registrant will also provide more comfortable bedding, pleasanter bathrooms, a higher standard of cleanliness, and an overall more enjoyable experience.

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Management Agreement

One of the Registrant’s main sources of revenue will be management fees. Pursuant to the management agreements, the Registrant expects to receive an initial payment and ongoing five percent (5%) to seven percent (7%) of hotel revenues.

Pricing

The main source of revenue for the Registrant will be the sale of brand licenses and management fees. The Registrant expects to receive, as part of its management agreements, an initial payment followed by ongoing payments of five percent (5%) to seven percent (7%) of hotel revenues. Competitive price and excellent Customer service is always our priority. We have setting our selling price base on the seasonal factor. The below is our standard pricing table for Wu JiaEr Hotel.

The Wu JiaEr Hotel provides several different room options, including standard rooms and deluxe room, executive rooms, and rooms with different sized beds. The rooms vary in price from RMB 239 to RMB 459 per night.

Competition

The hotel industry is highly competitive. Many hotel enterprises expand rapidly around China and consistently seize market share of hotel consumption with unified service, unified management and unified brand, which continuously decreases the market share of the small and medium sized hotel. However, the Registrant sees hotel branding as a new and untapped opportunity in China. The Registrant projects that only 15% of hotels and lodging accommodations in China are affiliated with a brand.

Strategic Partners and Suppliers

The Registrant believes that strategic partnerships will be a major component of the Registrant’s operating strategy and path to success. The Registrant plans to work with several strategic partners in important areas of its business and operations to promote its development activities in efforts to maintain the competitive edge in the hotel and leisure industry.

The Registrant is reliant upon three travel agencies for a substantial portion of its business. XiaMen LanSheng International Travel Agency Co. Ltd accounts for 9.77% of the Registrant’s business, while XiaMen Foreign Trade International Travel Agency Co. Ltd and XiaMen JieLv Travel Agency Co. Ltd account for 7.67% and 3.45% respectively.

Marketing and Sales

The Registrant has conducted limited advertising and marketing to date. However, the Registrant is planning to create a marketing plan that aims to maintain a competitive edge in the hotel industry and to promote the company as a pioneer player in this industry.

Operations

Explain how the business is run, how potential partnership hotels are targeted, etc.

Revenues and Losses

The Registrant had no substantive business operations or specific business plan until merged with Heyu Capital Ltd (“Heyu Capital”), on February 9, 2015.

Based on the consolidated financial statement of Registrant, it would have been deemed to have revenue of $144,869 for the six months ended June 30, 2015 and $123,508 for the six months ended June 30, 2014.

Based on the consolidated statement of operation of Registrant, it would have been deemed to have net losses of $623,326 for the six months ended June 30, 2015 and $2,115,256 for the six months ended June 30, 2014.

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The Registrant and its subsidiaries’ continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The Registrant has sustained operating losses since inception. The Registrant’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and/or obtain additional financing from its stockholders and/or other third parties.

If management projections are not met, the Registrant may have to reduce its operating expense and to seek additional funding through debt and/or equity offerings

Equipment Financing

The Registrant has no existing equipment financing arrangements.

THE REGISTRANT

Change of Control

The Registrant was incorporated in the State of Delaware in July 2012, and was formerly known as Cloud Run Acquisition Corporation. In May 2013, the Registrant implemented a change of control by issuing shares to new shareholders, redeeming shares of existing shareholders, electing new officers and directors and accepting the resignations of its then existing officers and directors. In connection with the change of control, the Registrant changed its name from Cloud Run Acquisition Corporation to Heyu Leisure Holidays Corporation.

Relationship with Tiber Creek Corporation

In January 2014, the Registrant entered into an engagement agreement with Tiber Creek Corporation, a Delaware corporation (“Tiber Creek”), whereby Tiber Creek would provide assistance to the Registrant in effecting transactions for the Registrant to combine with a public reporting company, including: transferring control of such reporting company to the Registrant; preparing the business combination agreement; effecting the business combination; causing the preparation and filing of forms, including a registration statement, with the Securities and Exchange Commission; assist in listing its securities on a trading exchange; and assist in establishing and maintaining relationships with market makers and broker-dealers.

Under the agreement, Tiber Creek is entitled to receive cash fees from the Registrant. In general, Tiber Creek holds interests in inactive Delaware corporations which may be used by issuers (such as the Registrant) to reincorporate their business in the State of Delaware and capitalize the issuer at a level and in a manner (i.e. the number of authorized shares and rights and preferences of shareholders) that is appropriate for a public company. Otherwise, these corporations, such as Cloud Run Acquisition Corporation (the former name of the Registrant), are inactive, and Tiber Creek does not conduct any business in such corporations.

James Cassidy and James McKillop (who is the sole owner of MB Americus, an affiliate of Tiber Creek) serve only as interim officers and directors of these corporations (such as Cloud Run Acquisition Corporation) until such time as the changes of control in such corporations are effectuated to the ultimate registering issuers. As the role of Tiber Creek is essentially limited to preparing the corporate structure and organizing the Registrant for becoming a public company, the roles of Mr. Cassidy and Mr. McKillop are generally limited to facilitating such change of control and securities registration transactions.

Promissory Notes

The Registrant has no outstanding promissory notes as of the date of this prospectus.

Intellectual Property

The Registrant holds limited intellectual property, and has not applied for any patents. The Registrant does hold one trademark issued in China for “Heyu.” The Registrant may decide in the future to pursue further efforts to protect its intellectual property, trade secrets and proprietary methods and processes.

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Research and Development

The Registrant has not to date undertaken, and does not currently plan to undertake, any material research and development activities.

Employees and Organization

As of the date of this prospectus, the Registrant had a total of 26 employees. The number of employees per department are as follows:

Department	Employees
Human Resource Department	2
Administration Department	1
Finance Department	3
Information Technology Department	2
Sales and Marketing Department	1
Front Desk and Customer Services Department	4
Hotel Operational Department	13

The employees receive health insurance benefits. The Registrant may offer additional fringe and welfare benefits in the future as the Registrant’s profits grow and/or the Registrant secures additional outside financing or its profits from operations allow expenditure on such items.

Property

The Registrant currently leases two offices:

1) Xiamen Office 13D Alishan Plaza, Block No 2, Lvling Road, Siming District, Xiamen City, Fujian Province, 361000, China. The Registrant and its subsidiaries are currently leasing this property. The lease was commenced and used from August, 2014 and is set to expire September 30, 2015. The office is an area of 264.42 square meters. The Registrant and its subsidiaries pay a monthly rental rate of RMB 13221.00 (approximately $2,156). Upon executing the lease, the Registrant paid the landlord a performance guarantee in the amount of RMB 13,221.00 (approximately $2,156) or one month’s rent.

2) Hong Kong Virtual Office17/F, Wheelock House, 20 Pedder Street, Central, Hong Kong. The leased this office on November 1, 2014 for a team of six (6) months and is set to expire 31 December, 2015. The Registrant has paid the full lease amount of HKD4,798 (approximately $620) for six months. The Registrant is currently in the midst of reviewing the new office tenancy, which is estimated the monthly rental of HKD 80,000 (approximately $10,322) located at Kawloon, Hong Kong with the area of 2,500 square feet.

As of September 30, 2015, the Registrant had only one leased hotel with the area of 3,000 square meters in operation, namely Wujiaer Hotel, which is located at 4F, Lotus Building, No 194 Jiahe Road, Siming District, Xiamen, China. Under lease arrangement, the company pays a quarterly rental rate of RMB 420,000 (approximately $67,740). The lease was signed October 1, 2013 for a term of ten years and is set to expire September 30, 2025.

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Subsidiaries

On February 9, 2015, the Registrant completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”), a limited liability company formed under the laws of Hong Kong, in a stock-for stock transaction (the “Acquisition”) under a method similar to the pooling-of-interest method(Pooling-of-Interest) as the Registrant and Heyu Capital are both under common control with the same majority shareholder. Heyu Capital was the sole shareholder of Xiamen Heyu Hotel Management Ltd. (“Xiamen Heyu”), a limited liability company formed under the laws of the People’s Republic of China. Xiamen Heyu in turn, is the parent company of Xiamen Wujiaer Hotel Ltd. (“Xiamen Wujiaer”), a limited liability company formed under the laws of the People’s Republic of China. The purpose of the Acquisition was to facilitate and prepare the Registrant for a registration statement and/or public offering of securities. As a result of the Acquisition, each of Heyu Capital Ltd became a wholly owned subsidiary of the Registrant.

Heyu Capital Limited, a Hong Kong limited liability company, is located at 17/F, Wheelock House, 20 Peddar Street, Central, Hong Kong. Heyu Capital Limited was incorporated June 27, 2013 under the laws of Hong Kong.

Xiamen Heyu Hotel Management Limited is a limited liability company located at Unit 10, C Area, 6 Floor, No.32, Shiding Street, Siming District, Xiamen. Xiamen Heyu Hotel Management Limited was established December 18, 2013 under the laws and authority of the Industry and Commercial Administration for the Bureau of Xiamen City and start operation in 2014.

Xiamen WujiaEr Hotel Limited is a limited liability company located at Fourth floor, No.194, Jiahe Road, Siming District, Xiamen city. Xiament Wujiaer Hotel Limited was established January 26, 2011 under the laws and authority of the Industry and Commercial Administration for the Bureau of Siming District of Xiamen City and was acquired by Xiamen Heyu in January 2014.

Jumpstart Our Business Startups Act

In April, 2012, the Jumpstart Our Business Startups Act ("JOBS Act") was enacted into law. The JOBS Act provides, among other things:

Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies;

Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934;

Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings;

Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and

Exemption from registration by a non-reporting company of offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and exemption of such sales from state law registration, documentation or offering requirements.

In general, under the JOBS Act a company is an emerging growth company if its initial public offering ("IPO") of common equity securities was effected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i) the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more;

(ii) the completion of the fiscal year of the fifth anniversary of the company's IPO;

(iii) the company's issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or

(iv) the company becoming a "larger accelerated filer" as defined under the Securities Exchange Act of 1934.

The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Registrant are discussed below.

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Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i) audited financial statements required for only two fiscal years;

(ii) selected financial data required for only the fiscal years that were audited;

(iii) executive compensation only needs to be presented in the limited format now required for smaller reporting companies.

(A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Registrant is a smaller reporting company. Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Registrant's independent registered public accounting firm from complying with any rules adopted by the Public Registrant Accounting Oversight Board ("PCAOB") after the date of the JOBS Act's enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Registrant's accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Registrant's independent registered public accounting firm to file a report on the Registrant's internal control over financial reporting, although management of the Registrant is still required to file its report on the adequacy of the Registrant's internal control over financial reporting.

Section 102(a) of the JOBS Act exempts emerging growth companies from the requirements in §14A(e) of the Securities Exchange Act of 1934 for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a roadshow.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Registrant has elected not to opt out of the transition period.

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Reports to Security Holders

The Registrant has filed a registration statement on Form S-1, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of its common stock. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. Reference is made to the Registrant’s registration statement and each exhibit attached to it for a more detailed description of matters involving the Registrant. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission, along with any other filings of the Registrant, as described below.

In September 2013, the Registrant (as Cloud Run Acquisition Corporation) filed a Form 10-12G general registration of securities pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to such Act and files with the Securities and Exchange Commission quarterly and annual reports and management shareholding information. The Registrant intends to deliver a copy of its annual report to its security holders, and will voluntarily send a copy of the annual report, including audited financial statements, to any registered shareholder who requests the same.

The Registrant's documents filed with the Securities and Exchange Commission may be inspected at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Registrant’s filings may be located under the CIK number 0001586573.

PLAN OF OPERATION

Business Plan and Potential acquisition

The basic business plan of the Registrant consists of developing and managing hotels. The Registrant intends to expand its business through the evaluation of hotel properties in China and internationally. The Registrant is currently actively engaged in the evaluation of potential third party hotel ownership groups with whom the Registrant could license its brand and manage their hotels under stringent control of Heyu’s quality standards.

The Registrant entered separate Memorandum of Understandings with two hotel projects in China, Golden Eagle Hotel and Xiamen Yuan Bo Bay Hot Springs Hotel for its potential acquisition in the future. The Registrant has also issued a Letter of Intent to show its interest in a third project, a 5-star hotel located in Shanghang, China. The build-up area of hotel is 51,195 square meters with the facilities of Western/Chinese restaurant, indoor swimming pool, KTV room, ballroom, meeting room, business center, etc.

At the present time, the Registrant has decided not to pursue the acquisition of Golden Eagle Hotel. With respect the Golden Eagle Hotel, the total estimated acquisition amount was projected to be between RMB 180 million to RMB 200 million with the built up area of 15,000 square meters (which comprises of 120 hotel rooms, meeting rooms, business center and KTV rooms). The land use right for the said hotel is 65 years (from 2014 to 2079). However, the Company is not presently planning to pursue this acquisition.

With respect to Xiamen Yuan Bo Bay Hot Springs Hotel, the Registrant has signed a 66 years Property Use Right Agreement with the owner of that Hotel on 30 July 2015. The total acquisition amount is RMB 210.75 million (excluding renovation and construction works) with the built up area of 15,053 square meters, which comprises of 160 hotel rooms, offices and a retail shop. The land use right for the Hotel is 66 years, from 2015 to 2081. As per Property Use Rights Agreement, no down payment or initial deposit is required for the acquisition and the condition precedent is that the owner shall furnish the full land title documents before the first payment of the acquisition amount.

The Company currently projects that the acquisition of Xiamen Yuan Bo Bay is not probable. The acquisition is subject to conditions precedent, including that the owner shall furnish to the Company the full land title document by the end of calendar year 2015. As of the date hereof, the owner has still not furnished this required documentation to the Company.

Plan of Operation to Fund Existing Business over Next 12 Months

Over the next twelve months, the Registrant expects existing major shareholders and directors to continue to fund working capital for the daily operation expenses as well as the acquisition fund of hotel. The Registrant will also seek for new investors by way of issuing new common stock for the said hotel acquisition. Although the Registrant plans to fund its cash needs in this manner, the Registrant has no arrangements or agreements in place with any shareholders, directors or prospective new investors to provide such needed funding to the Registrant.

On July 30, 2015 the Registrant signed a Property Use Right Agreement with conditions precedent for the acquisition of Xiamen Yuan Bo Bay Hot Springs Hotel, a luxury hotel. The hotel is located at Jimei District in Xiamen city with the land and property use right of 66 years. The total building area of hotel is 15,053 square meters, which consists of 160 hotel rooms, 118 parking spaces, shopping outlets and meeting rooms.

Xiamen Yuan Bo Bay Spring Hotel is surrounded by salt water hot springs, circus troop, newly built office buildings, apartment and Metropolitan Rapid Transit Station (“MRT”).

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The Registrant is currently awaiting the full land title documents from the owner and renovation work that is allowed to commence upon the first payment of the deposit regarding Xiamen Yuan Bo Bay Hot Springs Hotel. As of the date hereof, the owner has still been unable to fulfill the conditions precedent in the Property Use Right Agreement signed on July 30, 2015. The Registrant may terminate the Property Use Right Agreement if the owner cannot meet the requirements of the conditions precedent before December 31, 2015. The purchase price is $32.92 million (RMB 210.75 million) and estimated renovation cost is $9.4 million (RMB 60 million). The anticipated timeframe and milestone of acquisition and construction work are revised as follows, provided that the owner can meet the conditions precedent before December 31, 2015:

Acquisition timeframe:

Timeframe	Milestone
July 2015	Signed the Property Use Right Agreement without upfront down payment and deposit.
December 2015	40% payment of purchase price after obtained full land title documents from owner
March 2016	30% payment of purchase price and arrangement of legal document and title transfer of hotel
May 2016	20% payment of purchase price and completion of title transfer
September 2016	Release the 10% balance of retention sum to owner

Estimated Renovation timeframe:

Timeframe	Milestone
January 2016	Calling for tender/ appointment of interior designer and contractors for the renovation work of hotel.
March 2016	10% payment to contractors and commencement of renovation work
May 2016	20% payment of renovation work
July 2016	20% payment of renovation work
October 2016	20% payment of renovation work
December 2016	20% payment and completion of renovation work
September 2017	Release the 10% balance of retention sum

The acquisition of Xiamen Yuan Bo Bay Hot Spring Hotel is still subject to the conditions precedent that need to be met by owner. If the acquisition is realized over the next 12 months, the Registrant estimates capital needs for the next 12 months of approximately $38.1 million (RMB 243.68 million). The capital need consists of $32.92 million (RMB 210.75 million) of acquisition costs and $8.5 million (RMB 54 million) of renovation payments.

The Registrant expects to have working capital and expects to have a source of funds of acquisition for the next twelve months from its existing shareholders and directors, potential new investors and through capital market. Although the Registrant plans to fund its cash needs in this manner, the Registrant has no arrangements or agreements in place with any shareholders or directors prospective new investors or capital markets sources to provide such needed funding to the Registrant. As disclosed in the “Risk Factors,” there can be no assurance that the Registrant will successfully complete the desired acquisition(s) of any hotel(s).

Potential Revenue

The Registrant expects to earn potential revenue from licensing its brand name, initial and ongoing management fees and hotel leisure club membership sales. The Registrant also receives revenue from its hotels based on the number of room rented each day. The rate of occupancy is directly correlated to profitability.

The Registrant’s revenue contribution is mainly from the source of the customers as listed in below categories:

1) Online Booking Business

2) Travelling Agent

3) General walk in customer

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Heyu Leisure Holidays Corporation (the "Registrant") was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers, acquisitions and joint venture.

In addition to a change in control of its management and shareholders, the Registrant's operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. The Registrant was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

The Registrant entered into an agreement with Tiber Creek Corporation of which the former president of the Registrant is the president and controlling shareholder. Tiber Creek Corporation assists companies to become public reporting companies and for the preparation and filing of a registration statement pursuant to the Securities Act of 1933, and the introduction to brokers and market makers.

On January 13, 2014, the following events occurred which resulted in a change of control of the Registrant:

The Registrant redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Registrant and the then president and vice president, respectively, resigned such directorships and all offices of the Registrant. Neither Messrs. Cassidy nor McKillop retain any shares of the Registrant's common stock.

On January 14, 2014, the Registrant issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock. Bang Siong Ang was named as the director of the Registrant and serves as its Chief Executive Officer.

On August 8, 2014, the Registrant issued additional 59,000,000 shares of its common stock at par. Accordingly, the total outstanding of common stock is 60,000,000 shares as at 30 September 2014. Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Registrant during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

On February 9, 2015, the Registrant merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of 1,000 common shares of the Registrant to the shareholders of Heyu Capital. The transaction has been accounted for a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with the same majority shareholder

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant. Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

Heyu Capital Limited ("Heyu Capital") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

In 2013, Heyu invested 100% of the equity interest in a subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provide hotel management services in Xiamen, Fujian, China.

On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into Share Transfer Agreement with former shareholder of Xiamen Wujiaer Hotel Co. Ltd. with a consideration of $622,379 (Approximately 3,800,000 in RMB) in cash.

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The acquisition resulted in a change of control of the company as follow:

Lv Dun Zhi and Lv Shu Yu, both former directors of the Wujiaer resigned such directorships and all offices of the Company. Neither Messrs. Lv Dun Zhi nor Lv Shu Yu retain any shares of the Company’s common stock.

Xiamen Heyu Hotel Management Corporation has become the immediate holding company of Wujiaer. Ang Ban Siong and Tan Hung Seng were appointed as Managing Director and Executive Director respectively upon the completion of acquisition and transfer of ownership of Wujiaer.

The following diagram illustrates the Registrant corporate and ownership structure, the place of formation and the ownership interests of Registrant’s subsidiaries after merger of Heyu Capital and its subsidiaries.

Revenues and Losses

The Registrant had no substantive business operations or specific business plan until merged with Heyu Capital Ltd (“Heyu Capital”), on February 9, 2015.

Based on the consolidated financial statement of Registrant, it would have been deemed to have revenue of $254,034 for the nine months ended September 30, 2015 and $242,869 for the nine months ended September 30, 2014.

Based on the consolidated statement of operation of Registrant, it would have been deemed to have net losses of $886,810 for the nine months ended September 30, 2015 and $2,386,885 for the nine months ended September 30, 2014.

Equipment Financing

The Registrant has no existing equipment financing arrangements.

Potential Revenue

The Registrant expects to earn potential revenue from licensing its brand name, initial and ongoing management fees and hotel leisure club membership sales. The Registrant also receives revenue from its hotels based on the number of room rented each day. The rate of occupancy is directly correlated to profitability.

The Registrant’s revenue contribution is mainly from the source of the customers as listed in below categories:

1) Online Booking Business

2) Travelling Agent

3) General walk in customer

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Alternative Financial Planning

The Registrant has no alternative financial plans at the moment. If the Registrant is not able to generate increased revenues and profits and/or successfully raise monies as needed through a private placement or other securities offering (including, but not limited to, a primary public offering of securities), the Registrant’s ability to expand its business plan or strategy over the next two years will be jeopardized.

Capital Resources

Since its inception, the Registrant has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Registrant is considered to be in the development stage. The Registrant has not generated revenues from its operations, and its continuation as a going concern is dependent on management’s ability to develop profitable operations, and/or obtain additional financing from its stockholders and/or other third parties.

The Registrant’s proposed activities will necessitate significant uses of capital beyond 2015.

There is no assurance that the Registrant’s activities will generate sufficient revenues to sustain its operations without additional capital, or if additional capital is needed, that such funds, if available, will be obtainable on terms satisfactory to the Registrant. Accordingly, given the Registrant’s limited cash and cash equivalents on hand, the Registrant will be unable to implement its business plans and proposed operations unless it obtains additional financing or otherwise is able to generate revenues and profits. The Registrant may raise additional capital through sales of debt or equity, obtain loan financing or develop and consummate other alternative financial plans.

Discussion on Consolidated results for the period ended September 30, 2015

On February 9, 2015, the Registrant completed the acquisition of Heyu Capital Ltd (“Heyu Capital”), in a stock-for stock transaction (the “Acquisition”) under a method similar to the pooling-of-interest method as the Registrant and Heyu Capital are both under common control with and by the same majority shareholder. Based on a consolidated statement of operation, the Registrant generated revenue of $254,034 during the nine month ended September 30, 2015. The Registrant posted net losses of $886,810 for the nine month ended September 30, 2015. The expenses incurred and losses consisted primarily of funds expended to pay professional fees and furthering the Registrant’s business and operational activities.

Discussion on Pro forma results for the Year ended December 31, 2014

Based on a pro forma statement of operation, combination of Heyu Capital and the Registrant, the Registrant generate revenues of $306,882 during the year ended December 31 2014. The Registrant and Heyu Capital posted net losses of $3,083,684 for the year ended December 31, 2014. The expenses incurred and losses consisted primarily of funds expended to Pay professional fees related to becoming a public company and costs related to acquisitions and furthering the Registrant’s business and operational activities.

The following discussion and analysis should be read in conjunction with the following financial statements and accompanying notes that appear as exhibits.

•	Unaudited consolidated financial statements of Heyu Leisure Holiday Corporation for the period ended March 31, 2015 and audited consolidated financial statements for the year ended December 31, 2014.

•	Audited consolidated financial statement of Heyu Capital Ltd for the year ended December 31, 2014.

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HEYU LEISURE HOLIDAY CORPORATION

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Heyu Leisure Holidays Corporation (the “Company”) was incorporated on July 2, 2013 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In addition to a change in control of its management and shareholders, the Company’s operations to date have been limited to issuing shares and filing a registration statement on Form 10 pursuant to the Securities Exchange Act of 1934. The Company was formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On September 30, 2013, the Company registered its common stock on a Form 10 registration statement filed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 12(g) thereof which became automatically effective 60 days thereafter.

The Company files with the Securities and Exchange Commission periodic and current reports under Rule 13(a) of the Exchange Act, including quarterly reports on Form 10-Q and annual reports Form 10-K.

The Company entered into an agreement with Tiber Creek Corporation of which the former president of the Company is the president and controlling shareholder. Tiber Creek Corporation assists companies to become public reporting companies and for the preparation and filing of a registration statement pursuant to the Securities Act of 1933, and the introduction to brokers and market makers.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company’s common stock.

Ban Siong Ang was named as the director of the Company and serves as its Chief Executive Officer.

On January 14, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par. Accordingly, the total outstanding of common stock is 60,000,000 shares as at 30 September 2014.

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Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

On February 9, 2015, Heyu Leisure Holiday Corp. (”Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Company acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Company to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Company and the Company issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Company has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

Results of Operations for the period ended September 30, 2015 and September 30, 2014 and for the year ended December 31, 2014 and 2013

	(Post Acquisition) For the Nine month ended,		(Prior Acquisition) For the year ended,
	2015	2014	2014	2013
Revenue	$254,034	$242,869	$-	$-
Cost of revenue	(391,774)	(272,920)	-	-
Operating expenses	(741,428)	(2,323,046)	(41,085)	(1,407)

Prior Acquisition

As of December 31, 2014 and 2013, the Registrant had no business operations prior to the acquisition and accordingly no revenue were generated during the year. As of December 31, 2014 and 2013, the operating expenses were $1,407 and $41,085 respectively. The increase was due to increase in audit fee as a result of audit review for subsequent year merger of Heyu Capital Limited and Form S1 during the year.

Post Acquisition

The Registrant has completed the acquisition of Heyu Capital Ltd. (“Heyu Capital”) on February 9, 2015, under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by the same majority shareholder with. Accordingly, there were revenue generated from the ultimate subsidiary, namely Xiamen Wujiaer Hotel Ltd during the period. The revenue increased from $242,869 to $254,034 from the nine months ended September 30, 2014 to the nine months ended September 30, 2015. These increases resulted primarily from the increase of hotel room occupancy rate from 38.6% to 40.47% during the period.

The increase in Cost of revenue is consistent with the increase of revenue for the nine months ended September 30, 2015. The cost of revenue consists of water, electricity, cost of rental and related taxes of hotel.

The Group operating expenses decreased from $2,323,046 to $741,428 from the nine months ended September 30, 2014 to September 30, 2015. There was consultant fee payments to consultant related to the share listing and project fee in previous year. However, no such payments incurred during the period and resulted in decrease in operating costs.

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Liquidity and Capital Resources

	(Post Acquisition)		(Prior Acquisition)
	As at September 30, 2015	As at December 31, 2014	As at December 31, 2014	As at December 31, 2013
Total current assets	$198,767	$236,708	-	2,000
Total current liabilities	1,322,395	592,714	(35,185)	(1,150)
Working capital (deficit)	(1,123,628)	(356,006)	(35,185)	(850)

Prior Acquisition

As of December 31, 2014 and December 31, 2013, total current assets were $nil and $2,000 respectively. The decrease is mainly due to decrease in cash and cash equivalent as a result of payment of audit fee during the year.

As of December 31, 2014 and December 31, 2013, total current liabilities were $35,185 and $1,150 respectively. The increase is mainly from the advances from related parties, which paid for audit fee and listing expenses during the year.

The Company had negative working capital of $35,185 and an accumulated deficit of $ 45,492 as of December 31, 2014.

Post Acquisition

As of September 30, 2015 and December 31, 2014, total current assets were $198,767 and $236,708 respectively after merged with Heyu Capital Limited. The decrease is mainly due to decrease in cash and cash equivalent as a result of payment of hotel daily operating expenses in Xiamen Wujiaer Hotel.

As of September 30, 2015 and December 31, 2014, total current liabilities were $1,322,395 and $592,714 respectively. The increase is mainly from the advances from shareholder, which paid for daily hotel operation expenses and staff salaries during the period.

The Company had negative working capital of $1,123,628 and an accumulated deficit of $ 5,898,834 as of September 30, 2015.

Cash Flows

	For the period ended September 30, 2015	For the period ended September 30, 2014	For the year Ended December 31,2014	For the year Ended December 31, 2013
Net cash used in operating activities	$(717,851)	$(2,326,051)	(37,035)	$(257)

Net cash used in investing activities	(90,319)	(652,301)	-	-

Net cash provided by financing activities	750,339	2,625,958	35,035	2,257

Effect of exchange rate changes on cash and cash equivalent	(427)	9,325	-	-

Net change in cash	(58,258)	(343,069)	(2,000)	2,000

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Prior Acquisition

For the twelve month ended December 31, 2014 and 2013 we spent $37,035 and $257 on operating activities. The increase in our expenditures on operating activities was primarily due to the payment to auditor in relation to the review of subsequent merged of Heyu Capital and Form S1.

For the twelve month ended December 31, 2014 and 2013, $35,035 and $2,257 was provided by financing activities, the increase is mainly advances from related parties during the year.

Post Acquisition

For the nine month ended September 30, 2014 and 2015 we spent $2,326,051 and $717,851 on operating activities. The decrease in our expenditures on operating activities was primarily due to the payment to consultant in relation to the potential project acquisition and share listing expenses in prior period. However, there is no such expenses incurred and therefore decrease in operating expenses during the period.

For the nine month ended September 30, 2014 and 2015, $2,625,958 and $750,339 was provided by financing activities, the decrease is mainly from the lesser capital contribution from shareholder during the period.

HEYU CAPITAL LIMITED

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Heyu Capital Limited ("Heyu", “the Group” and "the Company") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

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In 2013, the Company invested 100% of the equity interest in a subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provide hotel management services in Xiamen, Fujian, China.

On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into Share Transfer Agreement with existing shareholder of Xiamen Wujiaer Hotel Co. Ltd with a consideration of $622,379 (Approximately 3,800,000 in RMB) in cash.

The acquisition occurred has resulted in a change of control of the Company as follow:

Lv Dun Zhi and Lv Shu Yu, both directors of the Wujiaer resigned such directorships and all offices of the Company. Neither Messrs. Lv Dun Zhi nor Lv Shu Yu retain any shares of the Company’s common stock.

Xiamen Heyu Hotel Management Corporation has become the immediate holding company of Wujiaer. Ang Ban Siong and Tan Hung Seng were appointed as Managing Director and Executive Director respectively upon the completion of acquisition and transfer of ownership of Wujiaer.

Results of Operations for the year ended December 31, 2014 and 2013

	For the year ended,
	2014	2013
Revenue	$306,882	$
Cost of revenue	(424,501)		-
Operating expenses	(2,924,995)		(1,925,953)

Twelve Month ended December 31, 2014 and 2013

As of December 31, 2013, Heyu Capital had no business operations prior to the acquisition of Xiamen Wujiaer Hotel and accordingly no revenue were generated during the year. As of December 31, 2014, the revenue is increased to $306,882 due to the acquisition of Xiamen Wujiaer Hotel on 9th January 2014.

The cost of revenue increased from nil to $424,501 from the twelve months ended December 31, 2013 to twelve months ended December 31, 2014. The increase in Cost of revenue is consistent with the increase of revenue after the acquisition of Xiamen Wujiaer Hotel during the year.

As of December 31, 2013 and 2014, the operating expenses were $1,925,953 and $ 2,924,995 respectively. The increase in operating expenses is due to the payment to consultant related to the share listing and project fee during the year.

Liquidity and Capital Resources

	As at December 31, 2014	As at December 31, 2013
Total current assets	$236,708	$491,395
Total current liabilities	(557,529)	(79,977)
Working capital (deficit)	(320,821)	411,418

As of December 31, 2013 and 2014, total current assets were $491,395 and $236,708 respectively. The decrease is due to payments to consultant relating to the project acquisition and share listing.

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As of December 31, 2013 and 2014, total current liabilities were $79,977 and $557,529 respectively. The increase is mainly from the advances from shareholder, which paid for daily hotel operation expenses and staff salaries.

The Company had negative working capital of $320,821 as of December 31, 2014

Cash Flows

	For the year Ended December 31, 2014	For the year Ended December 31, 2013
Net cash used in operating activities	$(2,643,811)	$(1,847,936)
Net cash used in investing activities	(723,234)	(38,675)
Net cash provided by financing activities	2,968,002	2,338,042
Effect of exchange rate changes on cash	7,974	1,292
Net change in cash	(391,069)	452,723

For the year ended December 31, 2013 and 2014, net cash used in operating activities has increase from $1,847,936 to $2,643,811 during the year. The increase in our expenditures was primarily due to payment to consultant in relation to the potential project acquisition and share listing expenses.

For the year ended December 31, 2013 and 2014, net cash used in investing activities has increase from $38,675 to $723,234 during the year. The increase was mainly due to purchase of leasehold improvement and equipment during the year.

For the year ended December 31, 2013 and 2014, net cash generated from financing activities has increase from $2,338,042 to $723,234. The increase is mainly due to capital contribution from shareholder during the year.

Additional Information for Wujiaer Hotel

The company was incorporated on January 26, 2011 in the People’s Republic of China. It manages budget hotel chains, clubhouses and in room services in Xiamen, China,(a city in China). On January 25, 2014 the former shareholder of the company entered into a Share Transfer Agreement with a wholly owned subsidiary of Heyu Capital Limited, namely Xiamen Heyu, to transfer 100% of the equity interests in the company for a cash consideration of approximate $621,700 (RMB3.8 million). The acquisition and share transfer is completed on January 25, 2014. Subsequent to the acquisition, Wujiaer Hotel has become the ultimate subsidiary of Heyu Capital Limited.

Revenue from Hotel is derived from rental of rooms, food and beverage from leased hotel. As of December 31, 2012 and 2013. the hotel has 82 hotel rooms  with the average occupancy rate of 40% and its average daily room rate is about $25 (RMB 150).  As of December 31, 2012 and 2013,  Wujiaer generated revenue of $296,305 and $245,988 respectively, which mainly including the rental of rooms, food and beverages sales from hotels.

As of December 31, 2014 and 2013, the hotel average occupancy rate has increased from 40% to 45% with the average daily room rate of $25 (RMB 150). Based on a pro forma statement of operation in exhibit 99.5, Wujiaer generated revenue of $326,942 and $245,988 respectively as of December 31, 2014 and 2013, which mainly including the rental of rooms, food and beverages sales from hotels.

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Cost of revenue consists of hotel water & electricity expenses, depreciation and leased hotel rental. Based on pro forma statement of operation in exhibit 99.4 Wujiaer cost of revenue was $101,828 and $161,207 respectively as of December 31, 2012 and 2013. The increase was due to new operating lease arrangement starting from October 2013, which resulted in higher rental expense. As of December 31, 2014, Wujiaer cost of revenue has increased to $431,119 due to full year rental expenses charged in 2014 as compared to three months charged in 2013.

MANAGEMENT

The following table sets forth information regarding the members of the Registrant’s board of directors and its officers:

Name	Age	Position	Year Commenced

Boon Hong Haw	46	Chairman of the Board cum Independent
		Non-executive Director	2014

Ban Siong Ang	40	CEO,Group Managing Director and interim CFO	2014

Hung Seng Tan	53	Executive Director	2014

Guan Chuan Tan	48	Director	2014

Kean Tat Che	32	Chief Financial Officer	2014 (Resigned on November 13, 2015)

Timi Ecimovic	73	Non-executive Director	2014

Mei Yun Zhong	39	Non-executive Director	2014

Stephan Truly Busch	65	Non-executive Director	2014

Kwee Huwa Tan	50	Non-executive Director	2014

Shanmuga Ratnam	58	Independent Non-executive Director	2014

M. Shahid Siddiqi	72	Independent Non-executive Director	2014

Hakikur Rahman	57	Independent Non-executive Director	2014

Lay Hoon Ong	42	Independent Non-executive Director	2014

Boon Hong Haw

Boon Hong Haw was appointed as a Chairman cum Independent Non-Executive Director of the Registrant in 2014. Also serves as one of the Finance, Audit, Remuneration and Risk Management Board Committee member of HEYU Group of Companies in 2014.

Mr Haw is a Business Consultant and Professor in Corporate Social Responsibility for Ansted University since September 1999.He has developed many successful portfolios for public listed companies, private limited companies, business enterprise, NGOs to World Organization, Institutions and government agencies in various countries through encouraging these entities to cultivating Corporate and Individuals Social Responsibility practices.

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Mr. Haw is one of the Internationally well-known Environmentalists, Educationalists, Social Scientists, Strategic planners, authors, Peace Sustainable Makers and Consultant/Specialist on International Business & Entrepreneurial Development, leadership, Corporate Social & Sustainable Responsibilities, Financial & Economic, Management, Marketing, Cross-Cultural Resource, Human Rights and the creative management of change. Also he is an intellectual luminary of great repute and a human dynamo of hard work and unstinted service. Mr Haw individual qualifications and skills that led to the conclusion that he should serve as a Chairman and Audit and Finance Committee include his extensive and broad experience in the Hotel industry gained through his years of consultancy positions of increasing responsibility in operations, corporate planning, mergers and acquisition. He has no conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences within the past ten years.

Ban Siong Ang

Mr. Ban Siong Ang was appointed as a Group CEO and Managing Director of the Registrant in 2014. He also served as interim CFO prior to the joining of new CFO.

He graduated from University of Southern Queensland, Australia in 1998 and completed his Doctor of Business Administration from Ansted University in 2011. Upon his graduation from Australia, he started his career and worked as Senior Officer in Bursa Malaysia Depository Sdn Bhd (formerly known as Kuala Lumpur Stock Exchange) between 1998 to2004. From 2004 to 2009, he served as Director and principal consultant for Golden Design Renovation and Construction Sdn Bhd. Between 2010 and 2011, he served as General Manager and Directors for E-World Films Production Limited, Big Mine (Hong Kong) Private Limited and Asia Morgan Foundation Financial Ltd. In 2012, he founded Heyu Group of Companies in China, Hong Kong and Malaysia. Heyu Group of Companies are engaged in Leisure and Hotels management, Club membership, Biotechnology, Finance and Investment, Food & Beverage, Brand Franchising, Advance Entertainment Technology, Event Management, Property Development and Management, land & real estate property development, etc.

He is responsible in the formulation and implementation of the HEYU Group’s corporate strategies as well as in charge of the corporate finance and investment management aspects of the Group due to his acute knowledge with rich experience, strong commitment, innovative and dynamic personality. He obtained few Professional Institution Fellowship recognitions from the United Kingdom and also as a member of “The Academic Council on the United Nations System (ACUNS)” in Canada.

In view of Mr. Ang humanitarian contributions, he was certified as ASRIA CSR-CAP in recognizing his outstanding contributions to establish, promote and protect humanity, Peace, Culture Human resource development and Education for the well-being of human society through volunteerism. He was also bestowed the Royal Orders from the State of Pahang in Malaysia.

Hung Seng Tan

Mr. Hung Seng Tan was appointed as an Executive Director of the Registrant in 2014. In July 2007, he graduated from Ansted University and possessed Bachelor degree in Civil Engineering.

Between March 1980 and February 1984, he worked at Hotels and Restaurants in the United States of America.

In June 1984, he started his own business venture in Malaysia and served as Managing Director in Mesin Engineering Sdn Bhd in the field of quarry construction and trading business. Mr Tan is a prominent hand on specialist in town with 30 year experience in the quarry business (River and Marine sand exploratory) and also in earthworks construction project to which he has completed few important infrastructure projects in Malaysia since 1984. Presently, he sits on the Directors of Mesin Engineering Sdn Bhd and Hung Seng Constructions Sdn Bhd in Malaysia since 1984.

Mr. Tan’s individual qualifications and skills that led to the conclusion that he should serve as a director and co-founder of Heyu Group of companies to oversee on hotel business, property development and risk management.

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Guan Chuan Tan

Guan Chuan Tan was appointed as a Director of the Registrant in 2014. He possesses a Bachelor and Master in Business Administration from Ansted University. He has engaged in restaurant and property industry for over 30 years.

In 1998, he formed Lava Group and started his first Japanese Food Restaurant- Sushi Sam in Texas City, Texas. In 2002, he set up a Japanese and Thailand Style Restaurant- Lava Grill in Texas. In 2008, he served as Executive Director of Aniseed Group to take charge of culinary and food development. Besides that, he also expanded his business in China and started up a Vietnamese Restaurant in Shanghai, China. In 2010, he expanded another Asian style restaurant, named Lava 10, in another city of Texas. He also serve as CEO of Buddhist Temple at Dallas, Texas since 2008.

He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offenses within the past ten years.

Timi Ecimovic

Timi Ecimovic was appointed as a Non-Executive Director of the Registrant in 2014. He was the Ex-Chairman of the World Thinkers’ Forum cum one of the chapter’s founding members of the World Thinkers’ Panel on the Sustainable Future of Humankind (WTP-SFH) in China. He started his career as veterinary surgeon with Agriculture Institute, Nova Gorica and Ihan between 1966 and 1969. In 1969, he worked as Adviser for development of Veterinary drugs in Krka Pharmaceutical Company. Between 1970 and 1972, he held the position of Regional Veterinary Officer in Ministry of Agriculture, Dar-es-Salaam, Tanzania. From 1972 to 1975, he worked as Regional Sales and Marketing Manager in Krka Pharmaceutical Company, Slovenia. Between 1975 and 1979, he served as Financial adviser in Ljubljanska Bank for industrial co-operation and joint venture affairs. In 1981, he served as General Manager in Danjub Chemical company at Enugu in Nigeria. From 1982 to 1986, he served as Sales Manager in Emona Ipko. He started his own company namely TJE Business Advisory Centre and served for Manager between 1987 and 1993. In 1993, he worked as independent researcher registered with Ministry of Science and Technology at Ljubljana in Slovenia. From 1995 until present, he is the Director of SEM Institute for Climate change and free-lance lecturer for the climate change system, nature, space and environment protection.

He has more than 300 professional publications including 20 books, several book chapters in the field of Environmental Sciences, Physics of the Nature, System thinking, Climate Change System, Corporate and Individual Social Responsibility, etc. Also he is the Chair of ASRIA’s CSR-CAP, Professor cum Program Director of Ansted University’s School of Environmental Sciences, Ex-Head of SEM Institute for Climate Change, active member of the European Academy of Sciences and Arts, was an International Consultant Socio-Economic and Sport Fishing for The Food and Agriculture Organization of the United Nations (UN FAO) in Rome, Italy. He received the public certificate The Citizen of the Earth XXI, 2012.

Mr. Timi Ecimovic has been nominated by many institutions in the world for the Nobel Prize in Physics. He has been serving as Chairman for the World Thinkers’ Forum, The Chancellor of the World Philosophical Forum University, and many of his activities have been broadcasted via various media channels through press, magazines, journals TV shows and radio presentations including Kaleidoscope of the United Nations Children’s Fund (UNICEF). He is author of environmental sciences and sustainable development cum sustainable future of humankind resources books as well as listed in Who’s who publications as Global Studies Encyclopedic Directory, and Encyclopedic Directory of Known Slovenians. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences in his whole life until now.

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Mei Yun Zhong

Ms. Zhong was appointed as a Non-Executive Director cum Nomination Committee member of the Registrant in 2014. From 1996 to 2000, she started her career as surgical nurse in Fuzhou General Hospital of Nanjing Military Region in China. Subsequently, she worked as Regional Agent for China Life Insurance between 2000 and 2002. From 2003 to present, she working as healthcare Regional Sales agent and Manager in New Era Guo Zeng Inc in China.

In 2013, she received her Bachelor Degree of Business Administration from Ansted University. In view of her strong interest in doing business with good leadership skill, she was appointed Non-Executive Director in 2014. She does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. She has had no convictions for any offences within the past ten years.

Stephan Truly Busch

Stephan Truly Busch was appointed as a Non-Executive Director cum Nomination Committee member of the Registrant in 2014. He has been in the teaching profession for over 40 years at different German schools in Germany. He is a well-known English teacher in Germany, also fluent in German, Bosnian, Croatian and Serbian languages. He started his career as translator/ interpreter with Energeoinvest Sarajevo between 1970 and 1973. From 1973 to present, he is working as the teacher of English and German at Wolfen buettel School in Germany. He also served as Evaluation consultant for Europe in California University FCE from 2011 until now.

He completed his Doctor of Education at Ansted University and serves as an Evaluation expert for European credentials. He has also managed several soccer teams throughout Germany. He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences within the past ten years.

Kwee Huwa Tan

Kwee Huwa Tan was appointed as a Non-Executive Director cum Nomination Committee member of the Registrant in 2014. In 2014, she received her Bachelor of Business Administration from Ansted University. She does have 25 years of experience in beauty care business. Presently she is the Principal Consultant for HEYU Healthcare division in the aspect of beauty and cosmetology.

In 2000, she established Slynn International Beauty Group and working as Director until now, which is integrating scientific research, marketing, training and professional beauty in business territories covering mainland China, Southeast Asia, Europe, America and China Taiwan region. She has been enthusiastic about public welfare, involving social welfare activities and contribution diligently.

She does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. She has had no convictions for any offences within the past ten years.

Shanmuga Ratnam,

Shanmuga Ratnam was appointed as an Independent Non-Executive Director cum the Finance, Audit, Remuneration and Risk Management Board Committee member of HEYU LEISURE HOLIDAYS CORPORATION in 2014. He is retired since 2009 and was formerly a banker who served as head of department in the FOREX exchange for 25 years in a financial institution in Malaysia.

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A well-known personality in his chosen profession, Mr. Ratnam is Ansted University Doctorate Alumni cum Honorary Advisory Council member in Malaysia. Also he obtained few Professional Institution Fellowship recognitions from the United Kingdom and travels extensively to various countries to serve as an invited speaker.

He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences within the past ten years.

M. Shahid Siddiqi

M. Shahid Siddiqi was appointed as an Independent Non-Executive Director of the Registrant in 2014. He is one of the founding members of the World Thinkers’ Panel on the Sustainable Future of Humankind (WTP-SFH). He is a Notary Public in the State of California, United States, since 2009. He has been a Board of Advisor cum Professor in Business & Accounting for Ansted University University since March 1999. He is a retired Tax Consultant in the United States and Canada since November 2007. Besides that, he also served as president/CEO, Avon Income Tax Services since October 1990. In 1980, he was Deputy Governor for American Biographical Institute Research Association.

He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences within the past ten years.

Hakikur Rahman

Md. Hakikur Rahman was appointed as an Independent Non-Executive Director of the Registrant in 2014. He is specialized in the field of Computer Engineering. He is Ansted University Doctorate alumni cum Honorary Advisory Council member. Also he is a trained and qualified Electrical & Electronics Engineer and has been serving as faculty members for various Universities in Portugal and Bangladesh. He is the Chief Editor of the Advances in Knowledge Communities and Social Networks (AKCSN) Book series and International Journal of Information and Communication technology for Human Development (IJICTHD);

He started his career as National Project Coordinator with Sustainable Development Networking Foundation (UNDP) in Bangladesh in December 1999, subsequently being promoted to executive Director in January 2007. Between November 2008 and November 2013, he served as Post-Doctoral Researcher in the University of Minho, Portugal to conduct research in the field of knowledge management and organizational learning. From April 2014 to the present, he is working as Director (Academic Services) in the Institute of Computer Management Science, responsible for the preparation of course materials and manuals for personnel from Government and Non-Government organization. He has contributed over 45 book chapters, authored/edited about 20 books and published more than 100 articles/papers on ICT for Development (e.g. knowledge management, e-governance, e-learning, data mining applications and Internet governance).

He does not have any family relationship with any directors and/or major shareholder of HEYU Group of Companies, nor any conflict of interest in any business arrangement involving the Registrant. He has had no convictions for any offences within the past ten years.

Lay Hoon Ong

Ms. Lay Hoon Ong, was appointed as an Independent Non-Executive Director of the Registrant in 2014. She has 20 years of experience in directing business administrative and accounting aspects in the field of Education Institution, Publication, Insurance, Business Consultancy, Manufacturing and Industrial Services. Although this kind of task is considered extremely challenging but she never stopped learning the new approaches and improve herself along the journey as a dedicated Administrative Management Director. In view of her international voluntary contributions for many successful conference event projects, she was awarded an Honorary Doctorate degree BALKAN Academy of Science, Technology and Management in Sofia, Bulgaria in 2005. In addition, she also sits on the Directors of several private limited companies in Malaysia.

She started her career as an Insurance Financial Planner with SimeAxa Assurance Berhad between December 1993 and July 1999. Between September 1999 and August 2003, she was the Deputy Director for Ansted Asia Regional Service Center to overseeing and managing international projects in Asia and the United Kingdom. Between September 2003 and August 2010, she served as Director cum Shareholder for Best Team Industrial Services. From September 2010 to the present, she serves as Director cum Shareholder for Best Team Manufacturing and Trading Sdn. Bhd to overseeing and directing Administrative and Account Department of Best Team Group of Companies.

She has no conflict of interest in any business arrangement involving the Registrant. She has had no convictions for any offences within the past ten years.

Director Independence

Pursuant to Rule 4200 of The NASDAQ Stock Market one of the definitions of an independent director is a person other than an executive officer or employee of a company. The Registrant's board of directors has reviewed the materiality of any relationship that each of the directors has with the Registrant, either directly or indirectly. Based on this review, the board currently has five independent directors.

Committees and Terms

The Board of Directors (the “Board”) has established two committees, which are the Finance, Audit and Risk Management committee and nominations committee. The Registrant has adopted a charter for each of the board committees. Each committee’s members and functions are described below.

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Finance, Audit and Risk Management Committee

Our audit committee consists of four directors, namely Mr. Shanmuga Ratnam, Mr Boon Hong Haw, Mr Ban Siong Ang and Mr Hung Seng Tan. Our board of directors has determined that Mr. Shanmuga Ratnam is qualified as an audit committee financial expert within the meaning of the SEC regulations. The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things:

• selecting the independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditors;

• setting clear hiring policies for employees or former employees of the independent auditors;

• reviewing with the independent auditors any audit problems or difficulties and management’s response;

• reviewing and approving all proposed related-party transactions;

• discussing the annual audited financial statements with management and the independent auditors;

• discussing with management and the independent auditors major issues regarding accounting principles and financial statement presentations;

• reviewing reports prepared by management or the independent auditors relating to significant financial reporting issues and judgments;

• reviewing with management and the independent auditors related-party transactions and off-balance sheet transactions and structures;

• reviewing with management and the independent auditors the effect of regulatory and accounting initiatives and actions;

• reviewing policies with respect to risk assessment and risk management;

• reviewing our disclosure controls and procedures and internal control over financial reporting;

• timely reviewing reports from the independent auditors regarding all critical accounting policies and practices to be used by our company, all alternative treatments of financial information within GAAP that have been discussed with management and all other material written communications between the independent auditors and management;

• establishing procedures for the receipt, retention and treatment of complaints received from our employees regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

• annually reviewing and reassessing the adequacy of our audit committee charter;

• such other matters that are specifically delegated to our audit committee by our board of directors from time to time; and

• meeting separately, periodically, with management, the internal auditors and the independent auditors.

Nomination Committee

Our Nomination committee consists of Ms. Kwee Huwa Tan, Mr. Truly Bush and Ms. Mei Yun Zhong. The nomination committee is responsible for, among other things:

• Making recommendations as to the size, composition, structure, operations, performance and effectiveness of the Board;

• Overseeing the Company’s chief executive officer (“CEO”) succession planning process

• Conducting an annual review of the Company’s CEO and non-independent chairman, if any;

• Developing and recommending to the Board a set of corporate governance principles, including independence standards; and

• taking a leadership role in shaping the corporate governance of the Company.

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Legal Proceedings

There are currently no pending, threatened or actual legal proceedings of a material nature in which the Registrant is a party.

None of the officers and directors of the Registrant are presently involved in material legal proceedings. Moreover, during the past ten years, none of the officers and directors of the Registrant have been involved in material legal proceedings of the nature described in Item 401(f) of Regulation S-K)

EXECUTIVE COMPENSATION

Remuneration of Officers: Summary Compensation Table

Description of Compensation Table

				Aggregate
		Annual	Annual	Accrued				All	Annual
		Earned	Payments	Salary Since		Stock and	Compensation	Other	Compensation
Name/Position	Year	Salary	Made	Inception	Bonus	Options	Plans	Compensation	Total

Boon Hong Haw Chairman	2014	$120,000	$0	$120,000	$0	-	-	-	$120,000

Ban Siong Ang	2014	$180,000	$0	$180,000	$0	-	-	-	$180,000
CEO and
Group Managing Director

Hung Seng Tan	2014	$72,000	$0	$72,000	$0	-	-	-	$72,000
Executive Director

Guan Chuan Tan
Director	2014	$24,000	$0	$24,000	$0	-	-	-	$24,000

Kean Tat Che	2014	$72,000	$0	$72,000	$0	-	-	-	$72,000
Chief Financial Officer

The Board of Directors may allocate salaries and benefits to the officers in its sole discretion. No officer is subject to a compensation plan or arrangement that results from his or her resignation, retirement, or any other termination of employment with the Registrant or from a change in control of the company or a change in his or her responsibilities following a change in control. The members of the Board of Directors may receive, if the Board so decides, a fixed fee and reimbursement of expenses, for attendance at each regular or special meeting of the Board, although no such program has been adopted to date. The Registrant currently has no retirement, pension, or profit-sharing plan covering its officers and directors; however, the Registrant plans to implement certain such benefits after sufficient funds are realized or raised by the Registrant (see “Anticipated Officer and Director Remuneration” below.)

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Employment Agreements

The Registrant enters into and maintains customary employment agreements with each of its officers and employees.

The employees receive health insurance benefits. The Registrant provides the health insurance coverage to all Registrant staff after a probation period.

The Registrant also offers an Employee Provident Fund as a provision of retirement funds. All Registrant staff are entitled to participate in this fund after a probation period. The contribution of the Employee Provident Fund is from Employer and Employee. The Registrant will match up to five percent of the Employee’s salary towards a contribution.

The Registrant also provides a food allowance. The food allowance is provided to the hotel staff only, of up to RMB 10.00 per working shift.

The Registrant may offer additional fringe and welfare benefits in the future as the Registrant’s profits grow and/or the Registrant secures additional outside financing or its profits from operations allow expenditure on such items.

Anticipated Officer and Director Remuneration

The Registrant pays reduced levels of compensation to its officers and director at present. The Registrant intends to pay regular, competitive annual salaries to all its officers and will pay an annual stipend to its directors when, and if, it completes a primary public offering for the sale of securities and/or the Registrant reaches greater profitability, experiences larger and more sustained positive cash flow and/or obtains additional funding. At such time, the Registrant anticipates offering additional cash and non-cash compensation to officers and directors. In addition, although not presently offered, the Registrant anticipates that its officers and directors will be provided with additional fringe benefits and perquisites at subsidizes rates, or at the sole expense of the Registrant, as may be determined on a case-by-case basis by the Registrant in its sole discretion. In addition, the Registrant may plan to offer 401(k) matching funds as a retirement benefit at a later time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of the Registrant’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

				Percent of Class
			Percent of	After
		Number of Shares of	Class Before	Offering
Name	Position	Common Stock	Offering (1)	(2)

Ban Siong Ang	CEO, and Group Managing Director	46,388,604	77%	70%

Tiang Lee Ng	5% Shareholder	4,272,419	7%	6%

Total owned by officers and directors		46,388,604	77%	70%

* Less than 1%

(1) Based upon 60,001,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 10,999,097 Shares offered, and 60,001,000 shares outstanding following the offering.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Cassidy, a partner in the law firm which acts as counsel to the Registrant, is the sole owner and director of Tiber Creek Corporation. Tiber Creek is entitled to receive cash fees from the Registrant.

James Cassidy and James McKillop, who is the sole officer and owner of MB Americus, LLC, were both formerly officers and directors of the Registrant. As the organizers and developers of Cloud Run, Mr. Cassidy and Mr. McKillop were involved with the Registrant prior to the Acquisitions. In particular, Mr. Cassidy provided services to the Registrant without charge, including preparation and filing of the charter corporate documents and preparation of the instant registration statement. Each of Mr. Cassidy and Mr. McKillop are considered promoters of the Registrant. Tiber Creek received cash fees from the Registrant of $45,000 and will receive an additional $20,000 at such time when the securities of the Registrant begin trading on the market.

As a result of acquisition, the Registrant issued shares of its common stock to Ban Siong Ang at a rate of 1,000 shares of the Registrant’s common stock for 40,000,000 of Heyu Capital common shares.

Ban Siong Ang, the Registrant’s Chief Executive Officer, and Managing Director is the brother-in-law of Hung Seng Tan, an executive director of the Registrant.

During the period ended September 2014, daily operation expenses of $270,342 paid on behalf by Ban Siong Ang and $8,936 paid on behalf by Hung Seng Tan, which is nil during the year ended December 2013.

During the period ended September 2014 and year ended December 2013, Ban Siong Ang has paid $5,057,340 and $2,417,980 respectively for the capital contribution in Heyu Capital.

SELLING SHAREHOLDERS

The Registrant is registering for offer and sale by existing holders thereof 10,999,097 shares of common stock held by such shareholders. The Registrant will not receive any proceeds from the sale of the Selling Shareholder Shares. The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares. The selling shareholders, who are deemed to be statutory underwriters, will offer and sell their shares at a fixed price of $1.50 per share for the duration of this offering.

The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents. Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

44

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Shares Owned Before Offering (1)		Offered Herein	Shares Owned After Offering (2)
Name	Number	Percentage	Number	Number	Percentage

Ban Siong Ang	46,389,604	77%	4,638,960	41,749,744	70%

Tiang Lee Ng	4,272,419	7%	427,241	3,845,178	6%

Hooi Pheng Ang	254,569	*	254,569	0	*

Teik Kui Ang	651,854	*	651,854	0	*

Xin Chen	109,354	*	109,354	0	*

Tek Mun Chin	340,000	*	340,000	0	*

ShuHui Dai	257,416	*	257,416	0	*

XieMing Fan	66,000	*	66,000	0	*

HaiBin Gao	80,000	*	80,000	0	*

Boon Hong Haw	2,000,000	3.3%	200,000	1,800,000	3%

JianShu Huang	60,000	*	60,000	0	*

QingQiang Li	42,854	*	42,854	0	*

EnYu Lin	70,000	*	70,000	0	*

FenJin Lin	40,000	*	40,000	0	*

Wee Lee Sim	60,000	*	60,000	0	*

Swiss Teo Swee Kiong	103,064	*	103,064	0	*

Guan Chuan Tan	300,000	*	30,000	270,000	*

Hang Kiang Tan	60,000	*	60,000	0	*

Hung Seng Tan	1,484,423	2.5%	148,442	1,335,981	2%

Hup Teong Tan	90,000	*	90,000	0	*

Kwee Huwa Tan	349,550	*	349,550	0	*

Lan Tan	78,209	*	78,209	0	*

Lee Hiang Tan	97,355	*	97,355	0	*

XiaoDi Rao	153,709	*	153,709	0	*

ShuYing Wang	105,354	*	105,354	0	*

MeiMei Weng	147,355	*	147,355	0	*

Kean Heong Wong	76,203	*	76,203	0	*

XiuHua Xian	200,000	*	200,000	0	*

MeiJiao Xu	166,354	*	166,354	0	*

ZhuEn Xu	50,000	*	50,000	0	*

TaoYing Yang	241,098	*	241,098	0	*

ZhenYu Zeng	180,354	*	180,354	0	*

DeZhao Zhang	100,000	*	100,000	0	*

XiuMei Zheng	525,355	*	525,355	0	*

BingRen Zhong	408,387	*	408,387	0	*

MeiYun Zhong	119,064	*	119,064	0	*

WenJin Zhong	121,354	*	121,354	0	*

XingEn Zhong	84,710	*	84,710	0	*

XingHua Zhong	65,032	*	65,032	0	*

* Less than 1%

(1) Based upon 60,001,000 shares outstanding as of the date of this offering.

(2) Assumes sale of all 10,999,097 Shares offered, and 60,001,000 shares outstanding following the offering.

45

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 60,001,000 shares of common stock outstanding of which 46,388,604 shares are owned by officers, directors and five percent shareholders of the Registrant.

The shares of common stock held by current shareholders are considered “restricted securities” subject to the limitations of Rule 144 under the Securities Act. In general, securities may be sold pursuant to Rule 144 after being fully-paid and held for more than 12 months. While affiliates of the Registrant are subject to certain limits in the amount of restricted securities they can sell under Rule 144, there are no such limitations on sales by persons who are not affiliates of the Registrant. In the event non-affiliated holders elect to sell such shares in the public market, there is likely to be a negative effect on the market price of the Registrant's securities. However, at present, due to the Registrant’s previous status as a shell company, shareholders cannot currently rely upon Rule 144 for resales of the Registrant’s securities (pursuant to Rule 144(i)).

Rule 144 establishes specific criteria for determining whether a person is not engaged in a distribution of securities. Among other things, Rule 144 creates a safe harbor whereby a person satisfying the applicable conditions of the Rule 144 safe harbor is deemed not to be engaged in a distribution of the securities and therefore not an underwriter of the securities. If a purchaser of securities is unable to rely upon Rule 144 to sell securities (due to Rule 144(i)), then the securities must be registered or another exemption from registration must be found in order for the distribution of securities to be made. In the event that the securities are not registered or another exemption is not found, a purchaser of securities cannot sell or transfer the shares of common stock in the Registrant since the Registrant does not meet the requirements of Rule 144(i)(2).

Pursuant to Rule 144(i), reliance upon Rule 144 is typically available for the resale of restricted or unrestricted securities that were initially issued by a reporting or non-reporting shell company (or an issuer that has been at any time previously a reporting or non-reporting shell company) only if the following conditions are met:

•	The issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company;
•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934;

46

•	The issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	At least one year has elapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company.

LEGAL MATTERS

Cassidy & Associates, Beverly Hills, California (“Cassidy & Associates”), has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Registrant. A member of the law firm of Cassidy & Associates is an officer and director of Tiber Creek Corporation.

Interest of Counsel

Cassidy & Associates, counsel for the Registrant, who has given an opinion upon the validity of the securities being registered and upon other legal matters in connection with the registration or offering of such securities, had a controlling interest in the Registrant prior to its change in control and was connected with the Registrant through Cloud Run Acquisition. James Cassidy, a partner of Cassidy & Associates, was a director and officer of Cloud Run Acquisition prior to its change of control.

EXPERTS

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Heyu Leisure Holidays Corporation as of December 31, 2014 and December 31, 2013, respectively, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014 and December 31, 2013, respectively. The Registrant has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of March 26, 2015, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Heyu Capital Limited as of December 31, 2014 and December 31, 2013, respectively, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2014 and December 31, 2013, respectively. The Registrant has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of July 13, 2015, given their authority as experts in accounting and auditing.

Anton & Chia, LLP, an independent registered public accounting firm, has audited the balance sheets of Xiamen Wujiaer Hotel Limited as of December 31, 2013 and December 31, 2012, respectively, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the year ended December 31, 2013 and December 31, 2012, respectively. The Registrant has included such financial statements in the prospectus and elsewhere in the registration statement in reliance on the report of February 9, 2015, given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

The Registrant’s certificate of incorporation includes an indemnification provision that provides that the Registrant shall indemnify directors against monetary damages to the Registrant or any of its shareholders or others by reason of a breach of the director’s fiduciary duty or otherwise, except under certain limited circumstances.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act. However, the indemnification provided in the certificate of incorporation is broad and should be considered to be of a broad scope and wide extent.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by the Registrant is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

47

Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Heyu Leisure Holidays Corporation

(Formerly known as Cloud Run Acquisition Corporation)

We have audited the accompanying balance sheet of Heyu Leisure Holidays Corporation (formerly known as Cloud Run Acquisition Corporation) (the "Company") as of December 31, 2014 and 2013, and the related statements of operations, change in stockholders' equity (Deficit), and cash flows for the years then ended. Heyu Leisure Holiday Corporation management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Heyu Leisure Holiday Corporation as of December 31, 2014 and 2013, and the results of its operations and its cash flows for the periods ended December 31, 2014 and from inception to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had no revenues and income since inception. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

March 26, 2015

1

HEYU LEISURE HOLIDAYS CORPORATION

BALANCE SHEETS

	December 31,	December 31,
	2014	2013

ASSETS

Current assets
Cash	$—	$2,000

Total assets	—	2,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Related party payable	$29,985	$—
Accrued liabilities	5,200	1,150

Total liabilities	35,185	1,150

Stockholders' equity/ (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 60,000,000 and 20,000,000 shares issued and outstanding as of December 31,2014 and December 31, 2013, respectively.	6,000	2,000

Additional paid-in capital	1,307	257
Accumulated deficit	(42,492)	(1,407)
Total stockholders' equity (deficit)	(35,185)	850
Total liabilities and stockholders' equity (deficit)	—	$2,000

The accompanying notes are an integral part of these financial statements

2

HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF OPERATIONS

	For the year ended December 31,	For the period from July 2, 2013 (Inception) to December 31,
	2014	2013

Revenue	$-	$-
Operating expenses	41,085	1,407
Loss before income	(41,085)	(1,407)

Income tax	-	-
Net loss	$(41,085)	$(1,407)

Loss per share - basic and diluted	$(0.00)	$(0.00)

Weighted average shares-basic and diluted	25,167,123	20,000,000

The accompanying notes are an integral part of these financial statements

3

HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

				Accumulated
			Additional	Deficit During the	Total
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Balance July 2, 2012	$-	$-	$-	$-	$-

Issuance of common stock	20,000,000	2,000	-	-	2,000

Additional paid-in capital	-	-	257	-	257

Net loss	-	-	-	(1,407)	(1,407)

Balance, December 31, 2013	20,000,000	$2,000	$257	$(1,407)	$850

Redemption of common stock	(20,000,000)	$(2,000)	$-	$-	$(2000)

Issuance of common stock	60,000,000	6,000	-	-	$6,000

Additional paid-in capital	-	-	1,050	-	1,050

Net loss	-	-	-	(41,085)	(41,085)

Balance, December 31, 2014	60,000,000	$6,000	$1,307	$(42,492)	$(35, 185)

The accompanying notes are an integral part of these financial statements

4

HEYU LEISURE HOLIDAYS CORPORATION

STATEMENTS OF CASH FLOWS

		For the Period
	For the	from July 2, 2013
	year ended	(Inception) to
	December 31, 2014	December 31, 2013

OPERATING ACTIVITIES

Net loss	$(41,085)	$(1.407)
Changes in Operating Assets and
Accrued liabilities	4,050	1,150

Net cash used in operating activities	(37,035)	(257)

FINANCING ACTIVITIES

Proceeds from issuance of common stock	6,000	2,000
Due to related party	29,985	-
Redemption of common stock	(2,000)	-

Proceeds from stockholders' additional contribution	1,050	257

Net cash provided by financing activities	35, 035	2, 257

Net change in cash	(2,000)	2,000

Cash, beginning of period	2,000	-

Cash, end of period	$-	$2,000

The accompanying notes are an integral part of these financial statements

5

HEYU LEISURE HOLIDAYS CORPORATION

Notes to the Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Cloud Run Acquisition Corporation ("Cloud Run" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Orange Run. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. No assurances can be given that the Company will be successful in locating or negotiating with any target company. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

6

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. The Company has no cash equivalents as of December 31, 2014.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014 and 2013.

INCOME TAXES

Under ASC 740, "Income Taxes," deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of December 31, 2014 and 2013, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the year. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of December 31, 2014 and 2013, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating losses during the year ended December 31, 2014. The Company had negative working capital of $35,185 and an accumulated deficit of $42,492 as of December 31, 2014. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

7

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The company adopted ASU 2014-10 in 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Group's present or future financial statements

NOTE 4    STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

In July, 2013, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company's common stock.

Ban Siong Ang was named as Sole Director of the Company and serves as its Chief Executive Officer. On January 14, 2014, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

8

On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par value for an aggregated amount of $5,900 in cash. Accordingly, the total outstanding of common stock is 60,000,000 shares as at December 31, 2014. These securities cannot be sold, transferred or otherwise disposed of by any investor to any other person or entity unless subsequently registered under the Securities Act of 1933, as amended, and under applicable law of the state or jurisdiction where sold, transferred or disposed of, unless such sale, transfer or disposition shall qualify under an allowed exemption to such registration.

Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

SUBSEQUENT EVENT

On February 9, 2015, Heyu Leisure Holidays Corporations (“the Registrant”), completed the acquisition of Heyu Capital Ltd (“Heyu Capital”), a limited company formed under the law of Hong Kong, in a stock for stock transaction (“the acquisition”). The purpose of the Acquisition was to facilitate and prepare the registrant for a registration statement an Public offering of Securities.

The acquisition was effectuated by the registrant through the exchange of 40,000,000 Shares of Common Stock of Heyu Capital for 1,000 Shares of Common Stock of the registrant. As a result of Acquisition, all of the outstanding shares of Common Stock of Heyu Capital were exchanged for, and converted into, 1,000 Shares of Common Stock of the Registrant. Hence, the registrant issuance a total of 1,000 Shares of Common Stock of the Registrant in the Acquisition.

The following diagram illustrates the Registrant corporate and ownership structure, the place of formation and the ownership interests of Registrant’s subsidiaries after merger of Heyu Capital and its subsidiaries.

9

FINANCIAL STATEMENTS

HEYU LEISURE HOLIDAYS CORPORATION

For the quarterly period ended March 31, 2015

2

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash	$4,655	$61,654
Account receivable, net	9,763	2,790
Prepayment	22,498	46,611
Inventory	2,653	1,841
Amount due from related parties	121,798	123,812

	161,367	236,708
Other assets
Deposit, non current	24,050	23,951
Prepayment	1,863	1,967
Property and leasehold improvement, net	394,194	427,119
Intangible asset	6,165	6,353

	426,272	459,390

Total assets	587,639	696,098

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Account payable	45,626	47,107
Amount due to related parties	614,316	515,980
Other payables and accruals	44,958	-
Tax payable	31,280	29,627

Total liabilities	736,180	592,714

Stockholders' equity/ (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding Common stock, $0.0001 par value, 100,000,000 shares authorized; 60,001,000 and 60,000,000 shares issued and outstanding as of March 31,2015 and December 31, 2014, respectively.	6,000	6,000
Additional paid-in capital	5,126,341	5,098,747
Accumulated deficit	(5,289,933)	(5,012,024)
Accumulated other comprehensive income	9,051	10,661
Total stockholders' (deficit)/ equity	(148,541)	103,384

Total liabilities and stockholders' Equity/Deficit	$587,639	$696,098

The accompanying notes are an integral part of these condensed consolidated financial statements

3

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statements of Operations

	For the three months ended 2015	For the three months ended 2014
Reveue	$65,274	$51,338
Cost of revenue	121,327	87,963
	(56,053)	(36,625)
Operating costs and expenses:
Selling expenses	1,261	2,423

Operating expenses	221,207	1,772,826
Finance expenses	(612)	8
Loss before income taxes	(277,909)	(1,811,882)
	-	-
Income tax
Net loss	(277,909)	(1,811,882)

Other comprehensive income
Foreign currency translation adjustments	9,366	8,529
Comprehensive income	(268,543)	(1,803,353)

Loss per share-basic and diluted	(0.00)	(0.48)

Weighted average shares-basic and diluted	60,000,556	3,733,333

The accompanying notes are an integral part of these condensed consolidated financial statements

4

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For 3 months ended March 31, 2015	For 3 months ended March 31, 2014
Cash flow from operating activities
Net loss	(277,909)	(1,811,882)
Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	34,776	5,288
Changes in operating assets and liabilities:
Account receivable	(6,935)	(12,338)
Inventory	(802)	-
Prepaid expense and prepaid rent	24,324	(21,439)
Account payable	3,670	(8,301)
Other payables	28,991	1,225

Net cash used in operating activities	(193,885)	(1,847,447)

Cash flow from investing activities:
Purchase of leasehold improvement	-	(1,700)
Purchase of property and equipment	-	(13,241)
Amount due from a related party	2,176	(13,639)
Purchase of Wujiaer hotel, net of cash acquired	-	21,304
Net cash (used in)/generated from investing activities	2,176	(7,276)

Cash flows from financing activities
Amount due to a related party	109,544	(92,667)
Proceeds from issuance of common stock	-	100
Redemption of common stock	-	(2,000)
Shareholder contribution	27,594	1,926,933
Net cash flows generated from financing activities	137,138	1,832,366

Effect of exchange rate charges on cash	(2,428)	(503)
Net (decrease) in cash	(56,999)	(22,860)
Cash at the beginning of the year	61,654	454,723
Cash at the end of the year	4,655	431,863

The accompanying notes are an integral part of these condensed consolidated financial statements

5

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1 NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Heyu Leisure Holidays Corporation ("Heyu Leisure" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Heyu Leisure Holidays Corporation. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

6

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

ORGANIZATIONAL STRUCTURE

The following diagram illustrates our corporate and ownership structure, the place of formation and the ownership interests of our subsidiaries as of March 31, 2015 after the acquisition.

7

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the period ended March 31, 2015 as filed with the SEC.

8

BUSINESS COMBINATIONS

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Group have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

We account for business combinations under a method similar to the pooling-of-interest method ("Pooling-of-Interest") when the combination is with a business under common control with us by our majority shareholder.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold. Persuasive evidence of an arrangement, fixed price, and service delivered and collection reasonably assured.

9

ACCOUNT RECEIVABLE, NET

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

INVENTORIES

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

PROPERTY AND EQUIPMENT, NET

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	5 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful live for leasehold improvement is shorter of the term of the lease or the estimated useful lives of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flow is less than the carrying amount of the assets, we would recognize an impairment loss based on the excess of carrying amount over the fair value of the assets.

10

IMPAIREMENT OF GOODWILL

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

Specifically, goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

The Group recognizes an impairment loss for the goodwill equal to the difference between the carrying amount and fair value of these assets as of December 31 2014. As of March 31 2015, the goodwill is nil.

BUSINESS TAX AND RELATED TAXES

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

INCOME TAX

The Group has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Group adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Group has identified the PRC as our “major” tax jurisdiction. Generally, the Group remains subject to PRC examination of our income tax returns annually.

11

The Group believes that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

LEASE

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease.

CONCENTRATION OF RISK

Financial instruments that potentially expose the Group to concentrations of credit risk consist principally of cash and accounts receivable. The Group places its cash with high quality banking institutions. The Group didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2015 and December 31, 2014 respectively. And the Group periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

FAIR VALUE

The Group follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

12

The Group monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Group elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

FOREGIN CURRENCY TRANSLATION

The functional and reporting currency of the Company is the United States dollar ("U.S. dollar"). The financial records of the Company located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

COMPREHENSIVE LOSS

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Group’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of March 31, 2015 and December 31, 2014 respectively.

13

ACQUISITION OF BUSINESS

Acquisition of interest in Heyu Capital Limited

Pursuant to a Sale and Purchase Agreement dated February 9, 2015 between the Company and Ang Ban Siong, the Company issued shares of its common stock to shareholder of Heyu Capital at a rate of 1,000 shares of the Company’s common stock for 100% of the equity of Heyu Capital Limited.

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder.

Acquisition of interest in Wujiaer Hotel Co Ltd through Xiamen Heyu Hotel Management Co Ltd

Pursuant to a Sale and Purchase Agreement dated January 25, 2014 between the Xiamen Heyu Hotel Management Co Ltd and Lv Dun Zhi, the Company acquired 100% of the equity interests in Wujiaer Hotel Co Ltd with the total purchase price of $622,379 in cash. The fair value of the acquired entity was of $ 622,379.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

14

The transaction was considered as a business acquisition and accordingly the acquisition method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

The purchase price was allocated as follows:

Cash acquired	$21,346
Other current assets	65,922
Property and equipment	449,817
Other Non-current assets	41,815
Intangible assets	7,251
Current liabilities	(206,560)
Tax liabilities	(21,303)
Goodwill	264,091

Total	622,379
Represented by:
Cash Consideration	$622,379

The following unaudited pro forma information summarizes the results of operations for the three months ended March 31, 2014 of the Group as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results:

For the three Months ended March, 31
2014
(unaudited)

Pro forma revenues	$(71,490)
Pro forma net loss	$(1,839,306)

On February 9, 2015, Heyu Leisure Holiday Corp.(“Heyu Leisure” or the “Company”)merged with Heyu Capital Ltd(“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method (“Pooling-of-Interest”) as the Company and Heyu Capital are both under common control with by our majority shareholder. The financial statements of the receiving entity shall report results of operations for the period in which the transfer occurs as though the transfer of net assets or exchange of equity interests had occurred at the beginning of the period. Financial statements and financial information presented for prior years also shall be retrospectively adjusted to furnish comparative information. Heyu Leisure Holiday Corp standalone balance sheet and statement of operations is audited.

15

HEYU LEISURE HOLIDAYS CORPORATION

Notes to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2 – PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of March 31, 2015	As of December 31, 2014
Cost:
Leasehold improvement	$501,297	$143,727
Furniture, fixtures and equipment	144,323	499,225

	645,620	642,952
Less: Accumulated depreciation	(251,426)	(215,833)

	$394,194	$427,119

Depreciation expense was $ 5,074 and $34, 563 for the period ended March 31, 2014 and 2015 respectively.

NOTE 3 – DEPOSIT PAYMENT TO A RELATED PARTY

	As of March 31, 2015	As of December 31, 2014

Deposit for lease of the hotel building	$24,050	$23,951

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiring on September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

16

NOTE 4 – GOODWILL

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. As such, the Group impaired all goodwill and recorded an impairment loss of $ 264,464 as of December 31, 2014. As of March 31 2015, the goodwill is nil.

NOTE 5 - INCOME TAX PAYABLE

United States

Heyu leisure Holidays Corporation is incorporated in United States, and is subject to corporate income tax rate of 34%. As of March 31, 2015, the company has net operating losses of approximately $65,723 that begin expiring in 2031. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because the company cannot be assured it is more likely-than-not it will utilize the net operating losses carried forward.

Hong Kong

Heyu Capital Limited is subject to Hong Kong profit tax at a rate of 16.5% in 2014 and 2015. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the period presented. As of March 31, 2014, HK entity has net operating losses of approximately $4,298,187. Valuation allowance has been fully provided since it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant.

China

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of March 31, 2015, the PRC entities have net operating losses of approximately $661,490 that begin expiring in 2020. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant

	March 31, 2015	December 31, 2014
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$896,919	$829,153
Valuation allowance	(896,919)	(829,153)
Net deferred tax assets	$-	$-

The Taxes payable was $29,627 and $31,280 as of December 31 2014 and March 31, 2015 respectively:

	As at March 31, 2015	As at December 31, 2014

Business tax payable	$20,171	$19,126
Urban Construction tax payable	1,412	1,338
Others	9,697	9,163
	$31,280	$29,627

17

NOTE 6 – COMMITMENT

Operating lease commitment

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease.

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:

2016	$267,391
2017	286,957
2018	286,957
2019	294,130
2020 and after	1,909,696
$3,045,131

Under the lease arrangements, the Group pay rent on a quarterly basis and is typically subject to the fixed escalations of 10 percent every three years. The Group recognizes rental expense on an actual payment basis for the lease term of 12 years.

NOTE 7 – LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of March 31, 2015 and December 31, 2014, there are no outstanding dilutive securities.

NOTE 8 – GOING CONCERN

The Group has sustained operating losses of $5,289,933 since inception. The Group’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern; however, the above conditions raise substantial doubt about the Group’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Group be unable to continue as a going concern.

If management projections are not met, the Group may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

18

HEYU LEISURE HOLIDAYS CORPORATION

Notes to Condensed Financial Statements

(Unaudited)

NOTE 9 – RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02) "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We are currently in the process of evaluating the impact of the adoption of ASU 2015-02 on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

19

HEYU LEISURE HOLIDAYS CORPORATION

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 10 – STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

In July, 2013, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company's common stock.

Ban Siong Ang was named as Sole Director of the Company and serves as its Chief Executive Officer. On January 14, 2014, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par value for an aggregated amount of $5,900 in cash. Accordingly, the total outstanding of common stock is 60,000,000 shares as at 30 September 2014. These securities cannot be sold, transferred or otherwise disposed of by any investor to any other person or entity unless subsequently registered under the Securities Act of 1933, as amended, and under applicable law of the state or jurisdiction where sold, transferred or disposed of, unless such sale, transfer or disposition shall qualify under an allowed exemption to such registration.

Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

20

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Company acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Company to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Company and the Company issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Company has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

21

FINANCIAL STATEMENTS

HEYU LEISURE HOLIDAYS CORPORATION

For the quarterly period ended June 30, 2015

2

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash	$4,802	$61,654
Account receivable, net	9,198	2,790
Prepayment	2,897	46,611
Inventory	2,062	1,841
Amount due from related parties	57,336	123,812

Total current assets	76,295	236,708

Other assets
Deposit, non-current - related party	22,459	23,951
Prepayment	936	1,967
Property and leasehold improvements, net	366,079	427,119
Intangible asset	5,963	6,353

Total non-current assets	395,437	459,390

Total assets	471,732	696,098

LIABILITIES AND STOCKHOLDERS' (DEFICIT)/ EQUITY

Current liabilities
Account payable	21,621	47,107
Amount due to related parties	880,131	515,980
Other payables and accruals	55,401	-
Tax payable	32,871	29,627

Total liabilities	990,024	592,714

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 60,001,000 and 60,000,000 shares issued and outstanding as of June 30,2015 and December 31, 2014, respectively.	6,000	6,000
Additional paid-in capital	5,098,747	5,098,747
Accumulated deficit	(5,635,350)	(5,012,024)
Accumulated other comprehensive income	12,311	10,661
Total stockholders' (deficit)/ equity	(518,292)	103,384

Total liabilities and stockholders' (deficit)/ equity	$471,732	$696,098

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

3

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the six months ended
	June, 30 2015	June, 30 2014	June, 30 2015	June, 30 2014
Reveue	$79,595	$72,170	$144,869	$123,508
Cost of revenue	128,744	110,399	250,071	198,362

Gross Loss	(49,149)	(38,229)	(105,202)	(74,854)
Operating costs and expenses:
Selling expenses	1,962	8,543	3,223	10,966

Operating expenses	293,679	256,093	514,886	2,028,919
Finance expenses	627	509	15	517

Loss before income taxes	(345,417)	(303,374)	(623,326)	(2,115,256)

Income tax	-	-	-	-
Net loss	(345,417)	(303,374)	(623,326)	(2,115,256)

Other comprehensive income
Foreign currency translation adjustments	3,260	8,021	1,650	7,248
Comprehensive income	$(342,157)	$(295,353)	$(621,676)	$(2,108,008)

Loss per share-basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.04)

Weighted average shares-basic and diluted	60,001,000	60,000,000	60,001,000	60,000,000

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

4

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the six months ended June 30, 2015	For the six months ended June 30, 2014
Operating activities
Net loss	$(623,326)	$(2,115,256)
Adjustment to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	71,271	39,771
Changes in operating assets and liabilities:
Account receivable	(6,373)	(17,256)
Inventory	(209)	1,406
Prepaid expense and prepaid rent	44,919	46,100
Account payable	(20,372)	8,129
Other payables	41,432	1,120

Net cash (used in) operating activities	(492,658)	(2,035,986)

Investing activities:
Purchase of leasehold improvement	-	(1,693)
Purchase of property and equipment	(7,376)	(47,792)
Amount due from a related party	46,543	(64,186)
Purchase of Wujiaer hotel, net of cash acquired	-	(557,233)
Net cash provided by (used in) investing activities	39,167	(670,904)

Financing activities
Amount due to a related party	396,521	(114,678)
Proceeds from issuance of common stock	-	100
Redemption of common stock	-	(2,000)
Shareholder contribution	-	2,696,004
Net cash flows provided by financing activities	396,521	2,579,426

Effect of exchange rate changes on cash and cash equivalent	118	8,689
Net decrease in cash	(56,852)	(118,775)
Cash at the beginning of the year	61,654	454,723
Cash at the end of the year	4,802	335,948

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

5

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Heyu Leisure Holidays Corporation ("Heyu Leisure" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Heyu Leisure Holidays Corporation. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant” ) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

6

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

ORGANIZATIONAL STRUCTURE

The following diagram illustrates our corporate and ownership structure, the place of formation and the ownership interests of our subsidiaries as of June 30, 2015 after the acquisition.

7

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the period ended December 31, 2014 as filed with the SEC.

BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of our company and its subsidiaries. All significant transactions and balances between our company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which our company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, and has the power to cast a majority of votes at meetings of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

ASC 810 “Consolidation”, which provides guidance on the identification of and financial reporting for entities over which control is achieved through means other than voting interests, requires certain variable interest entities to be consolidated by the primary beneficiary of the entity.

The Group evaluate our business relationships such as those with franchisees to identify potential variable interest entities. Generally, these businesses qualify for the business scope exception under the consolidation guidance. Therefore, we have concluded that consolidation of any such entities is not appropriate for the periods.

BUSINESS COMBINATIONS

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

8

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Group have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

USE OF ESTIMATES

The preparation of condensed unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold. Persuasive evidence of an arrangement, fixed price, and service delivered and collection reasonably assured.

ACCOUNT RECEIVABLE, NET

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

INVENTORIES

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

9

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

PROPERTY AND LEASEHOLD IMPROVEMENTS, NET

Property and leasehold improvements, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	5-10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful live for leasehold improvement is shorter of the term of the lease or the estimated useful lives of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets.

BUSINESS TAX AND RELATED TAXES

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

INCOME TAX

The Group has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Group adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Group has identified the PRC as our “major” tax jurisdiction. Generally, the Group remains subject to PRC examination of our income tax returns annually.

10

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The Group believes that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

LEASE

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease.

CONCENTRATION OF RISK

Financial instruments that potentially expose the Group to concentrations of credit risk consist principally of cash and accounts receivable. The Group places its cash with high quality banking institutions. The Group didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2015 and December 31, 2014 respectively. And the Group periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

FAIR VALUE

The Group follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

11

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The Group monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Group elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

FOREGIN CURRENCY TRANSLATION

The functional and reporting currency of the Company is the United States dollar ("U.S. dollar"). The financial records of the Company located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

COMPREHENSIVE LOSS

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Group’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of June 30, 2015 and December 31, 2014 respectively.

ACQUISITION OF BUSINESS

Acquisition of interest in Heyu Capital Limited

Pursuant to a Sale and Purchase Agreement dated February 9, 2015 between the Company and Ang Ban Siong, the Company issued shares of its common stock to shareholder of Heyu Capital at a rate of 1,000 shares of the Company’s common stock for 100% of the equity of Heyu Capital Limited.

12

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

Acquisition of interest in Wujiaer Hotel Co Ltd through Xiamen Heyu Hotel Management Co Ltd

Pursuant to a Sale and Purchase Agreement dated January 25, 2014 between the Xiamen Heyu Hotel Management Co Ltd and Lv Dun Zhi, the Company acquired 100% of the equity interests in Wujiaer Hotel Co Ltd with the total purchase price of $622,379 in cash. The fair value of the acquired entity was of $ 622,379.

The transaction was considered as a business acquisition and accordingly the acquisition method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

13

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The purchase price was allocated as follows:

Cash acquired	$21,346
Other current assets	65,922
Property and equipment	449,817
Other Non-current assets	41,815
Intangible assets	7,251
Current liabilities	(206,560)
Tax liabilities	(21,303)
Goodwill	264,091

Total	622,379
Represented by:
Cash Consideration	$622,379

The following unaudited pro forma information summarizes the results of operations for the twelve months ended December 31, 2014 of the Group as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results:

For the twelve Months
ended December, 31
2014
(unaudited)

Pro forma revenues	$(326,942)
Pro forma net loss	$(3,069,912)

14

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2- PROPERTY AND EQUIPMENT, NET

Property and equipment, net consist of the following:

	As of June 30, 2015	As of December 31, 2014
Cost:
Leasehold improvement	$502,265	$499,225
Furniture, fixtures and equipment	151,998	143,727

	654,263	642,952
Less: Accumulated depreciation	(288,184)	(215,833)

	$366,079	$427,119

Depreciation expense was $39,771 and $71,271 for the period ended June 30, 2014 and June 30, 2015, respectively.

NOTE 3 -DEPOSIT, NON-CURRENT - RELATED PARTY

	As of June 30, 2015	As of December 31, 2014

Deposit for lease of the hotel building	$22,459	$23,951

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiring on September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

NOTE 4-INCOME TAX PAYABLE

United States

Heyu Leisure Holidays Corporation is incorporated in United States, and is subject to corporate income tax rate of 34%. As of June 30, 2015, the company has net operating losses of approximately $81,473 that begin expiring in 2031. The potential benefit of the company’s net operating losses has not been recognised in these financial statements because the company cannot be assured it is more likely-than-not it will utilize the net operating losses carried forward.

15

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

Hong Kong

Heyu Capital Limited is subject to Hong Kong profit tax at a rate of 16.5% in 2013 and 2014. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the period presented. As of June 30, 2015, HK entity has net operating losses of approximately $4,447,291. Valuation allowance has been fully provided since it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant.

China

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of June 30, 2015, the PRC entities have net operating losses of approximately $888,464 that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant

	June 30, 2015	December 31, 2014
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$983,870	$829,153
Valuation allowance	(983,870)	(829,153)
Net deferred tax assets	$-	$-

The Taxes payable was $29,627 and $32,871 as of December 31, 2014 and June 30, 2015:

	As at June 30, 2015	As at December 31, 2014

Business tax payable	$21,621	$19,126
Urban Construction tax payable	1,513	1,338
Others	9,737	9,163

	$32,871	$29,627

NOTE 5- COMMITTMENT

Operating lease commitment

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease.

16

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:

2016	$271,812
2017	291,701
2018	291,701
2019	299,003
2020 and after	1,941,332
$3,095,577

Under the lease arrangements, the Group pay rent on a quarterly basis.

NOTE 6-LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2015 and December 31, 2014, there are no outstanding dilutive securities.

NOTE 7 - GOING CONCERN

The Group has sustained operating losses of $5,635,350 since inception. The Group’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern; however, the above conditions raise substantial doubt about the Group’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Group be unable to continue as a going concern.

If management projections are not met, the Group may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

17

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02) "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We are currently in the process of evaluating the impact of the adoption of ASU 2015-02 on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

18

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 10 STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

In July, 2013, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company's common stock.

Ban Siong Ang was named as Sole Director of the Company and serves as its Chief Executive Officer. On January 14, 2014, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par value for an aggregated amount of $5,900 in cash. Accordingly, the total outstanding of common stock is 60,000,000 shares as at September 30, 2014. These securities cannot be sold, transferred or otherwise disposed of by any investor to any other person or entity unless subsequently registered under the Securities Act of 1933, as amended, and under applicable law of the state or jurisdiction where sold, transferred or disposed of, unless such sale, transfer or disposition shall qualify under an allowed exemption to such registration.

Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

19

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant” ) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Company acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Company to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Company and the Company issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Company has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

20

FINANCIAL STATEMENTS

HEYU LEISURE HOLIDAYS CORPORATION

For the quarterly period ended September 30, 2015

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash	$3,396	$61,654
Account receivable, net	9,399	2,790
Prepayment	897	46,611
Inventory	1,443	1,841
Amount due from related parties	183,632	123,812

Total current assets	198,767	236,708

Other assets
Deposit, non-current - related party	23,167	23,951
Prepayment	791	1,967
Property and leasehold improvements, net	318,278	427,119
Intangible asset	5,527	6,353

Total non-current assets	347,763	459,390

Total assets	546,530	696,098

LIABILITIES AND STOCKHOLDERS' (DEFICIT)/ EQUITY

Current liabilities
Account payable	141,135	47,107
Amount due to related parties	1,123,642	515,980
Other payables and accruals	21,051	-
Tax payable	36,567	29,627

Total liabilities	1,322,395	592,714

Stockholders' equity (deficit)
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none issued and outstanding
Common stock, $0.0001 par value, 100,000,000 shares authorized; 60,001,000 and 60,000,000 shares issued and outstanding as of September 30,2015 and December 31, 2014, respectively.	6,000	6,000
Additional paid-in capital	5,098,747	5,098,747
Accumulated deficit	(5,898,834)	(5,012,024)
Accumulated other comprehensive income	18,222	10,661
Total stockholders' (deficit)/ equity	(775,865)	103,384

Total liabilities and stockholders' (deficit)/ equity	$546,530	$696,098

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

3

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statements of Operations
(unaudited)

	For the three months ended		For the nine months ended
	September, 30 2015	September, 30 2014	September, 30 2015	September, 30 2014
Reveue	$109,165	$119,361	$254,034	$242,869
Cost of revenue	141,703	74,558	391,774	272,920

Gross Profit (Loss)	(32,538)	44,803	(137,740)	(30,051)
Operating costs and expenses:
Selling expenses	3,688	20,544	6,911	31,510

Operating expenses	226,541	294,128	741,428	2,323,046
Finance expenses	716	1,761	731	2,278

Loss before income taxes	(263,483)	(271,630)	(886,810)	(2,386,885)

Income tax	-	-	-	-
Net loss	(263,483)	(271,630)	(886,810)	(2,386,885)

Other comprehensive income
Foreign currency translation adjustments	(5,065)	(7,914)	7,561	8,636
Comprehensive income	$(268,548)	$(279,544)	$(879,249)	$(2,378,249)

Loss per share-basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.04)

Weighted average shares-basic and diluted	60,001,000	60,000,000	60,001,000	60,000,000

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

4

HEYU LEISURE HOLIDAYS CORPORATION

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	For the nine months ended September 30, 2015	For the nine months ended September 30, 2014
Operating activities
Net loss	$(886,810)	$(2,386,885)
Adjustment to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	104,341	51,163
Changes in operating assets and liabilities:
Account receivable	(6,910)	(3,548)
Inventory	348	298
Prepaid expense and prepaid rent	46,721	(8,040)
Account payable	(22,826)	15,213
Other payables	47,285	5,748

Net cash used in operating activities	(717,851)	(2,326,051)

Investing activities:
Purchase of leasehold improvement	1,688	(1,438)
Purchase of property and equipment	(7,545)	(49,246)
Amount due from a related party	(84,462)	(3,768)
Purchase of Wujiaer hotel, net of cash acquired	-	(597,849)
Net cash used in investing activities	(90,319)	(652,301)

Financing activities
Amount due to a related party	750,339	(98,390)
Proceeds from issuance of common stock	-	100
Redemption of common stock	-	(2,000)
Shareholder contribution	-	2,726,248
Net cash flows provided by financing activities	750,339	2,625,958

Effect of exchange rate changes on cash and cash equivalent	(427)	9,325
Net decrease in cash	(58,258)	(343,069)
Cash at the beginning of the year	61,654	454,723
Cash at the end of the year	3,396	111,654

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

5

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 1	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

Heyu Leisure Holidays Corporation ("Heyu Leisure" or "the Company") was incorporated on July 9, 2013 under the laws of the state of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company will attempt to locate and negotiate with a business entity for the combination of that target company with Heyu Leisure Holidays Corporation. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended. The Company has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

6

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

ORGANIZATIONAL STRUCTURE

The following diagram illustrates our corporate and ownership structure, the place of formation and the ownership interests of our subsidiaries as of September 30, 2015 after the acquisition.

7

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. The accompanying unaudited financial statements include all adjustments, composed of normal recurring adjustments, considered necessary by management to fairly state our results of operations, financial position and cash flows. The operating results for interim periods are not necessarily indicative of results that may be expected for any other interim period or for the full year. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the period ended December 31, 2014 as filed with the SEC.

BASIS OF CONSOLIDATION

The consolidated financial statements include the financial statements of our company and its subsidiaries. All significant transactions and balances between our company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which our company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, and has the power to cast a majority of votes at meetings of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

ASC 810 “Consolidation”, which provides guidance on the identification of and financial reporting for entities over which control is achieved through means other than voting interests, requires certain variable interest entities to be consolidated by the primary beneficiary of the entity.

The Group evaluate our business relationships such as those with franchisees to identify potential variable interest entities. Generally, these businesses qualify for the business scope exception under the consolidation guidance. Therefore, we have concluded that consolidation of any such entities is not appropriate for the periods.

BUSINESS COMBINATIONS

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

8

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Group have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

USE OF ESTIMATES

The preparation of condensed unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

REVENUE RECOGNITION

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold. Persuasive evidence of an arrangement, fixed price, and service delivered and collection reasonably assured.

ACCOUNT RECEIVABLE, NET

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

INVENTORIES

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

9

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

PROPERTY AND LEASEHOLD IMPROVEMENTS, NET

Property and leasehold improvements, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	5-10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful live for leasehold improvement is shorter of the term of the lease or the estimated useful lives of the assets.

IMPAIRMENT OF LONG-LIVED ASSETS

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets.

BUSINESS TAX AND RELATED TAXES

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

INCOME TAX

The Group has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Group adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Group has identified the PRC as our “major” tax jurisdiction. Generally, the Group remains subject to PRC examination of our income tax returns annually.

10

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The Group believes that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

LEASE

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease.

CONCENTRATION OF RISK

Financial instruments that potentially expose the Group to concentrations of credit risk consist principally of cash and accounts receivable. The Group places its cash with high quality banking institutions. The Group didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2015 and December 31, 2014 respectively. And the Group periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

FAIR VALUE

The Group follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

11

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The Group monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Group elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

FOREGIN CURRENCY TRANSLATION

The functional and reporting currency of the Company is the United States dollar ("U.S. dollar"). The financial records of the Company located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

COMPREHENSIVE LOSS

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Group’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of September 30, 2015 and December 31, 2014 respectively.

ACQUISITION OF BUSINESS

Acquisition of interest in Heyu Capital Limited

Pursuant to a Sale and Purchase Agreement dated February 9, 2015 between the Company and Ang Ban Siong, the Company issued shares of its common stock to shareholder of Heyu Capital at a rate of 1,000 shares of the Company’s common stock for 100% of the equity of Heyu Capital Limited.

12

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer.

Acquisition of interest in Wujiaer Hotel Co Ltd through Xiamen Heyu Hotel Management Co Ltd

Pursuant to a Sale and Purchase Agreement dated January 25, 2014 between the Xiamen Heyu Hotel Management Co Ltd and Lv Dun Zhi, the Company acquired 100% of the equity interests in Wujiaer Hotel Co Ltd with the total purchase price of $622,379 in cash. The fair value of the acquired entity was of $ 622,379.

The transaction was considered as a business acquisition and accordingly the acquisition method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

13

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

The purchase price was allocated as follows:

Cash acquired	$21,346
Other current assets	65,922
Property and equipment	449,817
Other Non-current assets	41,815
Intangible assets	7,251
Current liabilities	(206,560)
Tax liabilities	(21,303)
Goodwill	264,091

Total	622,379
Represented by:
Cash Consideration	$622,379

The following unaudited pro forma information summarizes the results of operations for the twelve months ended December 31, 2014 of the Group as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results:

For the twelve Months
ended December, 31
2014
(unaudited)

Pro forma revenues	$(326,942)
Pro forma net loss	$(3,069,912)

14

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 2- PROPERTY AND LEASEHOLD IMPROVEMENTS, NET

Property and leasehold improvements, net consist of the following:

	As of September 30, 2015	As of December 31, 2014
Cost:
Leasehold improvement	$481,261	$499,225
Furniture, fixtures and equipment	146,342	143,727

	627,603	642,952
Less: Accumulated depreciation	(309,325)	(215,833)

	$318,278	$427,119

Depreciation expense was $53,320 and $97,677 for the period ended September 30, 2014 and September 30, 2015, respectively.

NOTE 3 -DEPOSIT, NON-CURRENT - RELATED PARTY

	As of September 30, 2015	As of December 31, 2014

Deposit for lease of the hotel building	$23,167	$23,951

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiring on September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

NOTE 4-INCOME TAX PAYABLE

United States

Heyu Leisure Holidays Corporation is incorporated in United States, and is subject to corporate income tax rate of 34%. As of September 30, 2015, the company has net operating losses of approximately $101,773 that begin expiring in 2031. The potential benefit of the company’s net operating losses has not been recognised in these financial statements because the company cannot be assured it is more likely-than-not it will utilize the net operating losses carried forward.

15

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

Hong Kong

Heyu Capital Limited is subject to Hong Kong profit tax at a rate of 16.5% in 2013 and 2014. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the period presented. As of September 30, 2015, HK entity has net operating losses of approximately $4,553,677. Valuation allowance has been fully provided since it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant.

China

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of September 30, 2015, the PRC entities have net operating losses of approximately $1,048,598 that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant

	September 30, 2015	December 31, 2014
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$1,048,109	$829,153
Valuation allowance	(1,048,109)	(829,153)
Net deferred tax assets	$-	$-

The Taxes payable was $29,627 and $32,871 as of December 31, 2014 and September 30, 2015:

	As at September 30, 2015	As at December 31, 2014

Business tax payable	$24,040	$19,126
Urban Construction tax payable	1,683	1,338
Others	10,844	9,163

	$36,567	$29,627

NOTE 5- COMMITTMENT

Operating lease commitment

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease.

16

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:

2016	$269,535
2017	289,258
2018	289,258
2019	296,489
2020 and after	1,925,009
$3,069,548

Under the lease arrangements, the Group pay rent on a quarterly basis.

NOTE 6-LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of September 30, 2015 and December 31, 2014, there are no outstanding dilutive securities.

NOTE 7 - GOING CONCERN

The Group has sustained operating losses of $5,898,834 since inception. The Group’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern; however, the above conditions raise substantial doubt about the Group’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Group be unable to continue as a going concern.

If management projections are not met, the Group may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

17

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 8 - RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended June 30, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

In February 2015, the FASB issued Accounting Standards Update No. 2015-02 (ASU 2015-02) "Consolidation (Topic 810): Amendments to the Consolidation Analysis." ASU 2015-02 changes the analysis that a reporting entity must perform to determine whether it should consolidate certain types of legal entities. It is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2015. Early adoption is permitted, including adoption in an interim period. We are currently in the process of evaluating the impact of the adoption of ASU 2015-02 on our consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

18

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

NOTE 9 STOCKHOLDER'S EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock.

In July, 2013, the Company issued 20,000,000 common shares to two directors and officers for an aggregated amount of $2,000 in cash.

On January 13, 2014, the following events occurred which resulted in a change of control of the Company:

The Company redeemed an aggregate of 20,000,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $2,000.

James Cassidy and James McKillop, both directors of the Company and the then president and vice president, respectively, resigned such directorships and all offices of the Company. Neither Messrs. Cassidy nor McKillop retain any shares of the Company's common stock.

Ban Siong Ang was named as Sole Director of the Company and serves as its Chief Executive Officer. On January 14, 2014, the Company issued 1,000,000 shares of its common stock at par representing 100% of the then total outstanding 1,000,000 shares of common stock.

On August 8, 2014, the Company issued additional 59,000,000 shares of its common stock at par value for an aggregated amount of $5,900 in cash. Accordingly, the total outstanding of common stock is 60,000,000 shares as at September 30, 2014. These securities cannot be sold, transferred or otherwise disposed of by any investor to any other person or entity unless subsequently registered under the Securities Act of 1933, as amended, and under applicable law of the state or jurisdiction where sold, transferred or disposed of, unless such sale, transfer or disposition shall qualify under an allowed exemption to such registration.

Hung Seng Tan is appointed as the Executive Director and Guan Chuan Tan is appointed as the Director of the Company during the period. Ban Siong Ang is appointed as Managing Director and serves as Chief Executive Officer subsequent to the appointment of new Directors.

19

HEYU LEISURE HOLIDAYS CORPORATION

Noted to Condensed Consolidated Financial Statements

(Unaudited)

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Company acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Company to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Company and the Company issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Company has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

HEYU CAPITAL LIMITED

CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2014 and 2013

 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Heyu Capital Limited and its subsidiaries

We have audited the balance sheets of Heyu Capital Limited and its subsidiaries. (the “Group”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders' equity and consolidated cash flows for the years then ended. These consolidated financial statements are the responsibility of the group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Group as of December 31, 2014 and 2013 and the group result of its operations and its consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As shown in the financial statements, the Group has incurred an accumulated deficit of $4,969,518 and $1,926,919 for the years ended December 31, 2014 and 2013, respectively. This raises substantial doubt about the Group’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

July 13, 2015

Newport Beach, CA

HEYU CAPITAL LIMITED GROUP AND COMPANIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013

Cash	$61,654	$452,723
Accounts receivable, net	2,790	-
Prepayment	46,611	-
Inventory	1,841	-
Amount due from related parties	123,812	38,672
Total current assets	236,708	491,395
Other assets:
Deposit	23,951	-
Prepayment	1,967	1,000
Property and leasehold improvement, net	427,119	-
Intangible asset, net	6,353	-

Total assets	$696,098	$492,395

Liabilities and Shareholders’ Equity
Current liabilities:
Account payable	$41,907	$-
Amount due to related parties	485,995	-
Other Payable & Accrual		79,977
Tax payable	29,627
Total liabilities	557,529	79,977

Shareholders’ Equity:
Share capital	5,097,440	2,338,042

Retained earnings	(4,969,532)	(1,926,919)
Accumulated other comprehensive income	10,661	1,295
Total equity	138,569	412.418

Total liabilities and shareholders’ equity	$696,098	$492,395

The accompanying notes form an integral part of these consolidated financial statements.

HEYU CAPITAL LIMITED GROUP AND COMPANIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

	For the years ended,
	2014	2013

Revenue	$306,882	$-
Cost of revenue	424,501	-

	(117,619)	-
Operating expenses:
Selling expenses	22,864	-
G&A expenses	2,899,471	1,925,953
Operating income (Loss)	(3,039,954)	(1,925,953)

Finance expenses	2,659	966

Loss before income taxes	(3,042,613)	(1,926,919)

Income tax expense	-	-

Net loss	$(3,042,613)	$(1,926,919)

Other comprehensive loss

Foreign currency translation adjustment	9,366	1,295

Comprehensive loss	$(3,033,247)	$(1,925,624)

The accompanying notes form an integral part of these consolidated financial statements.

HEYU CAPITAL LIMITED GROUP AND COMPANIES

COSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Share Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2012	-	-	-	-

Shareholder contribution	2,338,042			2,338,042

Foreign exchange gain/loss			1,295	1,295

Net Loss		(1,926,919)		(1,926,919)

Balance, December 31, 2013	2,338,042	(1,926,919)	1,295	412,418

Net Loss		(3,042,613)		(3,042,613)

Shareholder contribution	2,759,398			2,759,398

Foreign exchange gain/loss			9,366	9,366

Balance, December 31, 2014	5,097,440	(4,969,532)	10,661	138,569

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statement

HEYU CAPITAL LIMITED GROUP AND COMPANIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year	For the year
	ended	ended
	December 31,	December 31,
	2014	2013

Operating activities
Net loss	$(3,042,613)	($1,926,919)

Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	71,550	-
Impairment of goodwill	264,477	-

Changes in operating assets and liabilities:		-
Account receivable	3,323	-
Inventory	1,962	(1,000)
Deposit	(171)	-
Prepayment	15,741	79,983
Account payable	34,991
Other payable	6,929
Net cash used in operating activities	(2,643,811)	(1,847,936)

Cash flows from investing activities
Purchase of leasehold improvement	(1,692)	-
Purchase of property and equipment	(49,265)	-
Amount due from related parties	(75,165)	(38,675)
Acquisition of subsidiary net of cash acquired	(597,112)	-
Net cash flows used in investing activities	(723,234)	(38,675)

Cash flows from financing activities
Amount due to related parties	207,288	-
Capital contribution from shareholder	2,760,714	2,338,042
Net cash flow provided by financing activities	2,968,002	2,338,042

Effect of exchange rate changes on cash	7,974	1,292

Net increase/(decrease) in cash	(391,069)	452,723
Cash at the beginning of the year	452,723	-

Cash at the end of the year	$61,654	$452,723

The accompanying accounting policies and explanatory notes form an integral part of the consolidated financial statement

HEYU CAPITAL LIMITED GROUP AND COMPANIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	Business organization description

Heyu Capital Limited ("Heyu", “the Group” and "the Company") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

On December 18, 2013, the Company registered a 100% equity interest owned subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provides hotel management services in Xiamen, Fujian, China, but not yet contributes any capital into Xiamen Heyu Hotel management Co. Ltd as of December 31 2013. Heyu Capital Limited contributes capital of $966, 130 in the subsidiary as of December 31. 2014. On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into a Share Transfer Agreement with existing shareholders of Xiamen Wujiaer Hotel Co., Ltd with a consideration of $ 622,379(Approximately 3,800,000 in RMB) in cash.

Going Concern

The Group has sustained operating losses of $4,969,532 since inception. The Group’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Group will continue as a going concern; however, the above conditions raise substantial doubt about the Group’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Group be unable to continue as a going concern.

If management projections are not met, the Group may have to reduce its operating expenses and to seek additional funding through debt and/or equity offerings.

2.	Organizational structure

The following diagram illustrates our corporate and ownership structure, the place of formation and the ownership interests of our subsidiaries as of December 31, 2014.

3.	Summary of Principal Accounting Policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Basis of Consolidation

The consolidated financial statements include the financial statements of our company and its subsidiaries. All significant transactions and balances between our company and its subsidiaries have been eliminated upon consolidation.

A subsidiary is an entity in which our company, directly or indirectly, controls more than one half of the voting power, has the power to appoint or remove the majority of the members of the board of directors, and has the power to cast a majority of votes at meetings of the board of directors or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.

ASC 810 “Consolidation”, which provides guidance on the identification of and financial reporting for entities over which control is achieved through means other than voting interests, requires certain variable interest entities to be consolidated by the primary beneficiary of the entity.

The Group evaluate our business relationships such as those with franchisees to identify potential variable interest entities. Generally, these businesses qualify for the business scope exception under the consolidation guidance. Therefore, we have concluded that consolidation of any such entities is not appropriate for the periods.

Business Combinations

U.S. GAAP requires that business combinations be accounted for under the acquisition purchase method. From January 1, 2009, the Group adopted ASC 805 “Business Combinations”. Following this adoption, the cost of an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any non-controlling interests. The excess of (i) the total of cost of acquisition, the fair value of the non-controlling interests and the acquisition date fair value of any previously held equity interest in the acquired over (ii) the fair value of the identifiable net assets of the acquired is recorded as goodwill. If the cost of acquisition is less than the fair value of the net assets of the entity acquired, the difference is recognized directly in the statements of operations.

The determination and allocation of fair values to the identifiable assets acquired and liabilities assumed are based on various assumptions and valuation methodologies requiring considerable management judgment. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections and the assumptions and estimates used to determine the cash inflows and outflows. Management determines discount rates to be used based on the risk inherent in the related activity’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted life cycle and forecasted cash flows over that period. Although the Group believe that the assumptions applied in the determinations that the Group have made are reasonable based on information available at the date of acquisition, actual results may differ from the forecasted amounts and the difference could be material.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible assets, impairment of long-lived assets and goodwill and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold. Persuasive evidence of an arrangement, fixed price, and service delivered and collection reasonably assured.

Cash

Cash consist of cash on hand and bank deposits, which are unrestricted to withdrawal and use. The Group has cash of $61,654 and $452,723 as of December 31, 2014 and December 31, 2013 respectively. All of the Company’s cash is held in bank accounts in the PRC and is not protected by Federal Deposit Insurance Corporation (FDIC) insurance or any other similar insurance. The Company had had no loss of cash in domestic or foreign banks in past years. As of December 31, 2014 and 2013, the Company have no cash equivalents.

Accounts receivable, net

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful live for leasehold improvement is shorter of the term of the lease or the estimated useful lives of the assets.

Impairment of long-lived assets

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Group measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Group recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets.

Impairment of goodwill

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

Specifically, goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. Accordingly, the Group impaired all goodwill incurred an impairment loss of $264,477 for the year ended December 31, 2014.

Business tax and related taxes

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income Tax

The Group has implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. The Group adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. The Group has identified the PRC as our “major” tax jurisdiction. Generally, the Group remains subject to PRC examination of our income tax returns annually.

The Group believes that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, the Group did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease. When a lease contains rent holidays or requires fixed escalations of the minimum lease payments, the Group records the total rental expense on actual basis over the lease term.

Concentration of risk

Financial instruments that potentially expose the Group to concentrations of credit risk consist principally of cash and accounts receivable. The Group places its cash with high quality banking institutions. The Group didn’t have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2014 and December 31, 2013 respectively. And the Group periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Fair Value

The Group follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Group has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Group monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Group elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

Foreign currency translation

The functional and reporting currency of the Company is the United States dollar ("U.S. dollar"). The financial records of the Company located in the Hong Kong and PRC are maintained in their local currency, the Renminbi ("RMB") and Hong Kong Dollar (“HKD”), which are the functional currency of these entities.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Group’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Recent Accounting Pronouncement-Adopted

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) “Revenue from Contracts with Customers.” ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Group's present or future financial statements.

3.	Acquisitions of Business

Acquisition of interest in Wujiaer Hotel Co Ltd through Xiamen Heyu Hotel Management Co Ltd

Pursuant to a Sale and Purchase Agreement dated January 25, 2014 between the Xiamen Heyu Hotel Management Co Ltd and Lv Dun Zhi, the Company acquired 100% of the equity interests in Wujiaer Hotel Co Ltd with the total purchase price of $622,379 in cash. The fair value of the acquired entity was of $ 622,379.

The transaction was considered as a business acquisition and accordingly the acquisition method of accounting has been applied. The acquired net assets were recorded at their estimated fair values on the acquisition date. The acquired goodwill is not deductible for tax purposes.

The purchase price was allocated as follows:

Cash acquired	$21,346
Other current assets	65,922
Property and equipment	449,817
Other Non-current assets	41,815
Intangible assets	7,251
Current liabilities	(206,560)
Tax liabilities	(21,303)
Goodwill	264,091

Total	622,379
Represented by:
Cash Consideration	$622,379

The following unaudited pro forma information summarizes the results of operations for the twelve months ended December 31, 2014 of the Group as if the acquisition had occurred on January 1, 2014. The following pro forma financial information is not necessarily indicative of the results that would have occurred had the acquisition been completed at the beginning of the period indicated, nor is it indicative of future operating results:

For the twelve Months
ended December, 31
2014
(unaudited)

Pro forma revenues	$(326,942)
Pro forma net loss	$(3,069,912)

4.	Property and Equipment, Net

Property and equipment, net consist of the following:

	As of December 31, 2013	As of December 31, 2014
Cost:
Leasehold improvement	$-	$499,225
Furniture, fixtures and equipment	-	143,727
	-	642,952
Less: Accumulated depreciation	-	(215,833)

	$-	$427,119

Depreciation expense was $nil and $215,833 for the years ended December 2013 and year ended December 31, 2014 respectively.

5.	Deposit payment to a related party

	As of December 31, 2014	As of December 31, 2013
Deposit for lease of the hotel building	$23,951	$-

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiring on September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

6.	Goodwill

The movement of the goodwill for the periods ended December 31, 2014 and December 31, 2013 is as follows:

Balance as of January 1, 2014	$-
Goodwill recognized in connection with acquisition of Xiamen Wujiaer Hotel Co., Ltd (note 3)	264,091
Goodwill Impairment Loss	(264,091)
Balance as of December 31, 2014	$-

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. Accordingly, the Group impaired all goodwill incurred an impairment loss of $264,091 for the year ended December 31, 2014.

7.	Income Tax Payable

Hong Kong

Heyu Capital Limited is subject to Hong Kong profit tax at a rate of 16.5% in 2013 and 2014. No Hong Kong profit tax has been provided as the Group has not had assessable profit that was earned in or derived from Hong Kong during the years presented. As of December 31, 2014 and December 31, 2013, HK entity has net operating losses of approximately $2,326,738 and $1,926,919 respectively. Valuation allowance has been fully provided since it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant.

China

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of December 31, 2014, the PRC entities have net operating losses of approximately $715,861 that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward as it does not expect to generate sufficient taxable income in future or the amount involved is not significant

	December 31, 2013	December 31, 2014
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$317,942	$814,703
Valuation allowance	(317,942)	(814,703)
Net deferred tax assets	$-	$-

The Taxes payable was $nil and 29627 as of December 31, 2013 and December 31, 2014:

	As at December 31, 2013	As at December 31, 2014

Business tax payable	$-	$19,126
Urban Construction tax payable	-	1,338
Others	-	9,163

	$-	$29,627

8.	Commitment

Operating lease commitment

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease.

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:
$263,586
2015	270,176
2016	289,945
2017	289,945
2018	2,226,775
2019 and after	$3,340,427

Under the lease arrangements, the Group pay rent on a quarterly basis and is typically subject to the fixed escalations of 10 percent every three years. The Group recognizes rental expense on an actual payment basis for the lease term of 12 years.

9.	Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Related Party	Nature of the Party
Xiamen Heyu Trading Ltd	Trading company
Xiamen Heyu Property Ltd	Property Development
Xiamen Heyu Biotechnology Ltd	Biotechnological
Xiamen Heyu Meeting Co Ltd	Clubhouse and event function service
Heyu Leisure Holiday Corporation Ltd	Investment holding

The companies above are controlled by Ang Ban Siong and who is served as the Director of the companies.

There is no interest bearing and due on demand and details of outstanding balances with the Group's related parties as of December 31, 2013 and December 31, 2014 were as follows:

Due from related party

Amount due from related parties are related to the advances to stockholder/ related companies during the year as follow:

	As at December 31, 2013	As at December 31, 2014

Le Chang Fang	$-	$814
Heyu Leisure Holiday	-	30,675
Xiamen Heyu Trading Ltd	-	48,614
Xiamen Heyu Property Ltd	-	2,164
Xiamen Heyu Biotechnology Ltd	-	1,041
Heyu Meeting Co Ltd	38,672	40,504

	$38,672	$123,812

Due to related party

Amount due to a related party is comprised of the advances from the stockholder/ related companies for working capital of group during the year/ period as follow:

	As at December 31, 2013	As at December 31, 2014

Ang Hooi Pheng	$-	$57,000
Ang Ban Siong	-	213,533
Tan Hung Seng	-	27,693
Xiamen Heyu Trading Ltd	-	569
Eric Cheah	-	4,881
Heyu Development Management Corp	-	182,319
	-

	$-	$485,995

(a)	Related party transaction

During the year ended December 31, 2014, the rental expense paid to Mr Lv Dun Zhi is $219,923 during the period from February to December 2014 and nil during the year ended December 2013.

During the year ended December 31, 2014, operation expenses of $270,342 was paid on behalf of the Company by Mr Ang Ban Siong and $27,693 was paid on behalf of the Company by Mr Tan Hung Seng. The nil operation expense was paid on behalf of the Company by the related parties during the year ended December 31, 2013.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate History

Heyu Capital Limited ("Heyu", “the Group” and "the Company") was incorporated on June 19, 2013 under the laws of Hong Kong (Special Administrative Region of the PRC) to engage in investment holding, but not limited to, the business of holding, investing, developing, dealing in and managing hotel and entertainment business or interest therein in any countries.

In 2013, the Company invested 100% of the equity interest in a subsidiary, namely Xiamen Heyu Hotel Management Co Ltd, a company that provide hotel management services in Xiamen, Fujian, China.

On January 25, 2014, Xiamen Heyu Hotel Management Corporation entered into Share Transfer Agreement with existing shareholder of Xiamen Wujiaer Hotel Co. Ltd with a consideration of $622,379 (Approximately 3,800,000 in RMB) in cash.

The acquisition occurred has resulted in a change of control of the company as follow:

Lv Dun Zhi and Lv Shu Yu, both directors of the Wujiaer resigned such directorships and all offices of the Company. Neither Messrs. Lv Dun Zhi nor Lv Shu Yu retain any shares of the Company’s common stock.

Xiamen Heyu Hotel Management Corporation has become the immediate holding company of Wujiaer. Ang Ban Siong and Tan Hung Seng were appointed as Managing Director and Executive Director respectively upon the completion of acquisition and transfer of ownership of Wujiaer.

Results of Operations for the year ended December 31, 2014 and 2013

	For the year ended,
	2014	2013
Revenue	$306,882	$-
Cost of revenue	(424,501)	-
Operating expenses	(2,924,995)	(1,925,953)

The cost of revenue increased from nil to $306,882 from the year ended December 31, 2013 to year ended December 31, 2014. These increases resulted primarily from an acquisition of a subsidiary-Wujiaer, which generated room rental revenue during the year.

The Group operating expenses increased from $1,925,953 to $2,924,995 from the year ended December 31, 2013 to December 31, 2014. These increases are due to the increase in consultant expenses in relation to the potential project acquisition and share listing and impairment loss $264,477 of goodwill.

Liquidity and Capital Resources

Working Capital

	As at December 31, 2013	As at December 31, 2014
Total current assets	$491,395	$236,708
Total current liabilities	79,977	(557,529)
Working capital (deficit)	411,418	(320,821)

As of December 31, 2014 and December 31, 2013, total current assets were $236,708 and $491,395 respectively. The decrease is due to decrease in cash and cash equivalent as a result payment to consultant relating to the project acquisition and share listing.

As of December 31, 2014 and December 31, 2013, total current liabilities were $557,529 and $nil respectively. The increase is mainly from the advances from shareholder, which paid for daily hotel operation expenses and staff salaries.

The Company had negative working capital of $320,821 and an accumulated deficit of $4,969,532 as of December 31, 2014.

Cash Flows

	For the year Ended December 31, 2013	For the year Ended December 31, 2014
Net cash provided by (used in) operating activities	$(1,847,936)	$(2,643,811)

Net cash provided by (used in) investing activities	(38,675)	(723,234)

Net cash provided by financing activities	2,338,042	2,968,002

Effect of exchange rate changes on cash and cash equivalent	1,292	7,974

Net change in cash	452,723	(391,069)

For the year ended December 31, 2013 and 2014 we spent $1,847,936 and $2,643,811 on operating activities. The increase in our expenditures on operating activities was primarily due to the payment to consultant in relation to the potential project acquisition and share listing expenses.

For the year ended December 31, 2013 and 2014, $38,675 and $723,734 was used in investing activities, which were mainly due to the purchase of leasehold improvement and equipment.

For the year ended December 31, 2013 and 2014, $2,338,042 and $2,968,002 was provided by financing activities, which mainly from the capital contribution from shareholder.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Contractual Obligations

The Group has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease as disclosed in note 6.

Under the lease arrangements, the Group pay rent on a quarterly basis and is typically subject to the fixed escalations of 10 percent every three years.

Critical accounting policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the U.S. (U.S. GAAP). In doing so, we have to make estimates and assumptions that affect our reported amounts of assets, liabilities, revenues, and expenses, as well as related disclosure of contingent assets and liabilities. In some cases, we could reasonably have used different accounting policies and estimates. In some cases, changes in the accounting estimates are reasonably likely to occur from period to period. Accordingly, actual results could differ materially from our estimates. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We base our estimates on past experience and other assumptions that we believe are reasonable under the circumstances, and we evaluate these estimates on an ongoing basis. We have reviewed our critical accounting policies and estimates with the audit committee of our board of directors.

Revenue recognition

Revenue from leased hotel is derived from hotel operations, mainly including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold.

Accounts receivable, net of allowance

Accounts receivables mainly consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Group establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years
Motor vehicles	5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful life for leasehold improvements is shorter of the term of the lease or the estimated useful lives of the assets

Impairment of long-lived assets

The Group evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets.

Impairment of goodwill

The Group annually, or more frequently if the Group believes indicators of impairment exist, reviews the carrying value of goodwill to determine whether impairment may exist.

Specifically, goodwill impairment is determined using a two-step process. The first step compares the fair value of each reporting unit to its carrying amount, including goodwill. If the fair value of each reporting unit exceeds its carrying amount, goodwill is not considered to be impaired and the second step will not be required. If the carrying amount of a reporting unit exceeds its fair value, the second step compares the implied fair value of the affected reporting unit's goodwill to the carrying value of that goodwill. The implied fair value of goodwill is determined in a manner similar to accounting for a business combination with the allocation of the assessed fair value determined in the first step to the assets and liabilities of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to the assets and liabilities is the implied fair value of goodwill. An impairment loss is recognized for any excess in the carrying value of goodwill over the implied fair value of goodwill. Estimating fair value is performed by utilizing various valuation techniques, with the primary technique being a discounted cash flow.

Applying discounted cash flows for its 2014 annual impairment test, the estimated fair value was below the carrying amount of its net assets. Accordingly, the Group impaired all goodwill incurred an impairment loss of $264,091 for the year ended December 31, 2014.

Business Tax and related taxes

The Group is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income Tax

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns annually.

We believe that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease. The Group is currently classified it as operating lease.

Recent Accounting Pronouncement

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 (ASU 2014-09) “Revenue from Contracts with Customers.” ASU 2014-09 supersedes the revenue recognition requirements in “Revenue Recognition (Topic 605)”, and requires entities to recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to in exchange for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early adoption is not permitted.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its consolidated financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future financial statements.

Controls and Procedures

Pursuant to Rules adopted by the Securities and Exchange Commission, the Group carried out an evaluation of the effectiveness of the design and operation of its disclosure controls and procedures pursuant to Exchange Act Rules. This evaluation was done as of the end of the year covered by this report under the supervision and with the participation of the Group's principal executive officer (who is also the principal financial officer).

Based upon that evaluation, the Group’s principal executive officers believes that the Group's disclosure controls and procedures are effective in gathering, analyzing and disclosing information needed to ensure that the information required to be disclosed by the Group in its periodic reports is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Act is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

Changes in Internal Controls

Although the Group has effected a change in control, the Group remains, as it was previously, and under the direct control of its officers. There was no change in the Group's internal control over financial reporting that was identified in connection with such evaluation that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, the Group's internal control over financial reporting.

XIAMEN WUJIAER HOTEL CO., LTD

FINANCIAL STATEMENTS

December 31, 2012 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Xiamen Wujiaer Hotel Co., Ltd.

We have audited the balance sheets of Xiamen Wujiaer Hotel Co., Ltd. (the “Company”) as of December 31, 2012 and 2013, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the result of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $419,842 and $259,215 for the year ended December 31, 2013 and 2012, respectively. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

February 9, 2015

Newport Beach, California

XIAMEN WUJIAER HOTEL CO., LTD

BALANCE SHEETS

	December 31, 2013	December 31, 2012

Cash	$13,900	$14,622
Accounts receivable, net	2,397	-
Inventories	3,588	12,241
Amount due from related party	7,859	-
Total current assets	27,744	26,863

Other asset:

Deposit-related party	22,905	-
Prepayment	17,123	33,180
Property and equipment, net	437,102	483,680
Intangible asset, net	7,244	6,349
Total assets	$512,118	$550,072

Liabilities and Shareholders’ Equity
Current liabilities:

Account payables	$-	$6,458
Amount due to related party	101,540	-
Other payables and accruals	6,670	14,599
Taxes payable	20,679
Total liabilities	128,889	21,057

Shareholders’ Equity:

Share capital	759,521	759,521
Retained earnings	(419,842)	(259,215)
Accumulated other comprehensive income	43,550	28,710
Total Shareholders’ equity	383,229	529,016
Total liabilities and stockholders’ equity	$512,118	$550,072

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENTS OF OPERATIONS AND COMPREHNSIVE INCOME

	For The Year Ended December 31,2013	For The Year Ended December 31,2012

Revenue	$245,988	$296,305
Cost of revenue	161,207	101,828

Gross profit	84,781	194,477

Operating costs and expenses:
Selling expenses	35,479	23,065
General and administrative expenses	208,013	253,375
Financial expenses	1,916	2,791
Loss before income taxes	(160,627)	(84,754)
Income tax expense	-	-

Net loss	$(160,627)	($84,754)

Other comprehensive loss
Foreign currency translation adjustment	14,840	4,776
Comprehensive loss	$(145,787)	$(79,978)

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENT OF STOCKHOLDERS' EQUITY

	Share Capital	Accumulated Deficit	Accumulated Other Comprehensive Income	Total Shareholders’ Equity

Balance, December 31, 2011	$759,521	$(174,461)	$23,934	$608,994
Net loss for 2012	-	(84,754)	4,776	(79,978)
Balance, December 31, 2012	759,521	(259,215)	28,710	529,016
Net loss for 2013	759,521	(160,627)	14,840	(145,787)
Balance, December 31, 2013	$759,521	$(419,842)	$43,550	$383,229

The accompanying accounting policies and explanatory notes form an integral part of the financial statements.

XIAMEN WUJIAER HOTEL CO., LTD

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2013	For the year ended December 31, 2012
Operating activities
Net loss	$(160,627)	$(84,754)

Adjustment to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	68,645	66,824
Bad debt provision for related party	40,556	109,353

Changes in operating assets and liabilities:
Account receivable	(2,365)	-
Inventories	8,926	(2)
Deposit-related party	(22,601)	-
Prepayment	16,896	16,582
Account payable	(6,577)	6,455
Other payable and accruals	12,118	14,561
Net cash (used in)/provided by operating activities	(45,029)	129,019

Cash flows from investing activities
Purchase of Intangible asset	(1,453)	(4,119)
Purchase of leasehold improvement	(6,296)	(10,457)
Purchase of Property and equipment	(281)	(947)
Amount due from a related party	(48,311)	(109,353)
Net cash flows (used) in investing activities	(56,341)	(124,876)

Cash flows from financing activity
Amount due to a related party	100,194	-
Net cash flow provided by financing activity	100,194	-
Effect of exchange rate changes on cash	454	83
Net increase/(decrease) in cash	(722)	4,226
Cash at the beginning of the year	14,622	10,396
Cash at the end of the year	$13,900	$14,622

The accompanying accounting policies and explanatory notes form an integral part of the financial statements

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

1.	Business organization description

The company was incorporated on January 26, 2011 in the People’s Republic of China. It manages budget hotel chains, clubhouses and in room services in Xiamen, China,(a city in China). The company was purchased for 621,700. On October 1, 2013, the owner of the company accepted a 10% down payment. The remaining balance was tendered in 2014 as disclosed as a subsequent event in Note 9.

Going Concern

The Company has sustained operating losses of $419,842 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and obtain additional financing from its stockholders and other third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

2.	Summary of Principal Accounting Policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and revenue and expenses in the financial statements and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment and intangible assets, impairment of long-lived assets, and valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Revenue recognition

Revenue from leased hotel properties arederived from hotel operations, including the rental of rooms, food and beverages sales from leased hotels. Revenue is recognised when rooms are occupied and food and beverage are sold.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Cash

Cash consist of cash on hand and bank deposits, which are unrestricted to withdrawal and use. The Company has cash of $13,900 and $14,622 as of December 31, 2013 and December 31, 2012 respectively.

Accounts receivable, net

Accounts receivables consist of amounts due from corporate customers, travel agents, hotel guests and credit card receivables, which are recognized and carried at the original invoice amount less an allowance for doubtful accounts. The Company establishes an allowance for doubtful accounts primarily based on the age of the receivables and factors surrounding the credit risk of specific customers.

Inventories

Inventories mainly consist of food and beverages, small appliances, bedding and daily consumables. Small appliances, bedding and daily consumables replacement are expensed when used.

Property and equipment, net

Property and equipment, net are stated at cost less accumulated depreciation and amortization. The renovations, betterments and related expenses incurred during the construction are capitalized. Depreciation and amortization of property and equipment is provided using the straight line method over their expected useful lives. The expected useful lives are as follows:

Leasehold improvements	10 years
Furniture, fixtures and equipment	3-5 years

Construction in progress represents leasehold improvements under construction or being installed and is stated at cost. Cost comprises original cost of property and equipment, installation, construction and other direct costs. Construction in progress is transferred to leasehold improvements and depreciation commences when the asset is ready for its intended use. The useful lives for leasehold improvements is shorter of the term of the lease or the estimated useful lives of the assets.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Impairment of long-lived assets

The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When these events occur, the Company measures impairment by comparing the carrying amount of the assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Company recognizes an impairment loss equal to the difference between the carrying amount and fair value of these assets. There was no impairment charge recognized for the year ended December 31, 2013 and 2012 respectively.

Business tax and related taxes

The Company is subject to business tax, education surtax and urban maintenance and construction tax on the services provided in the PRC. Such taxes are primarily levied based on revenue at applicable rates and are recorded as a reduction of revenue.

Income tax

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns annually.

We believe that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Lease

A lease of which substantially all the benefits and risks incidental to ownership remain with the lessor is classified as an operating lease.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Concentration of risk

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and accounts receivable. The Company places its cash with high quality banking institutions. The company periodically evaluates the creditworthiness of the existing customers in determining an allowance for doubtful accounts primarily based upon the age of the receivables and factors surrounding the credit risk of specific customers.

Fair Value

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability.

The Company monitors the market conditions and evaluates the fair value hierarchy levels at least quarterly. For any transfers in and out of the levels of the fair value hierarchy, the Company elects to disclose the fair value measurement at the beginning of the reporting period during which the transfer occurred.

Foreign currency translation

The functional and reporting currency of the Company is the Renminbi(“RMB”). The report currency of the company is the United States dollar.

Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at the rates of exchange ruling at the balance sheet date. Revenues, expenses, gains and losses are translated using the average rate for the year. Retained earnings and equity are translated using the historical rate. Translation adjustments are reported as cumulative translation adjustments and are shown as a separate component of other comprehensive income.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Recent Accounting Pronouncement-Adopted

In February 2013, the FASB issued an authoritative pronouncement related to reporting of amounts reclassified out of accumulated other comprehensive income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in this ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under US GAAP.

The new amendments will require an organization to:

•	Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income—but only if the item reclassified is required under US GAAP to be reclassified to net income in its entirety in the same reporting period.

•	Cross-reference to other disclosures currently required under US GAAP for other reclassification items (that are not required under US GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.

The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

In August 2014, the FASB issued Accounting Standards Update No. 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”), which requires management to perform interim and annual assessments on whether there are conditions or events that raise substantial doubt about the entity’s ability to continue as a going concern within one year of the date the financial statements are issued and to provide related disclosures, if required. ASU 2014-15 is effective for the Company for our fiscal year ending October 31, 2017. Early adoption is permitted. The company adopted this pronouncement which did not have a significant impact on its financial statements.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

3.	Property and Equipment, Net

Property and equipment, net consist of the following:

	For The Year Ended December 31,
	2012	2013
Cost:
Leasehold improvement	$478,527	$500,284
Furniture, fixtures and equipment	74,318	76,990
	552,845	577,274
Less: Accumulated depreciation	(69,165)	(140,172)
	$483,680	$437,102

Depreciation expense was $66,309 and $67,874 for the years ended December 2012 and 2013 respectively.

4.	Deposit-related party

	For The Year Ended December 31,
	2012	2013
Deposit for lease of the hotel building	$-	$22,905

The deposit is made to shareholder for the lease of the hotel building. The deposit is refundable upon the lease expiry till September 30, 2025.

The long term deposits are not within the scope of the accounting guidance regarding interests on receivables and payables, because they are intended to provide security for the counterparty to the office rental agreements. Therefore, the deposits are recorded at costs.

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

5.	Taxes Payable

Taxes payable was 14,598 and 20,679 as of December 31 2012 and 2013.

	For The Year Ended December 31,
	2012	2013

Business tax payable	$8,468	$13,604
Urban Construction tax payable	37	952
Others	6,093	6,123
	$14,598	$20,679

Under the Law of People’s Republic of China on Enterprise Income Tax (“EIT Law”), which was effective from January 1, 2008, domestically-owned enterprises and foreign-invested enterprises are subject to a uniform tax rate of 25%. As of December 31, 2013 and 2012, the company has net operating losses of approximately $424,139 and $259,216 respectively that begin expiring in 2018. The potential benefit of the company’s net operating losses has not been recognized in these financial statements because it is more likely-than-not it will not utilize the net operating losses carried forward.

	December 31, 2012	December 31, 2013
Deferred Tax Assets and Liabilities:
Net operating loss carry forwards	$64,804	$104,961
Valuation allowance	(64,804)	(104,961)
Net deferred tax assets	$-	$-

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

6.	Commitment

Operating lease commitment

The Company has entered into lease agreement for a leased hotel which it operates. Such lease is classified as operating lease. The operating lease term is 12 years and will be expired in 2025.

Future minimum lease payments under non-cancellable lease agreement as follow:

Year:
2014	$265,044
2015	265,044
2016	271,669
2017	291,548
2018 and after	2,530,637
$3,623,942

7.	Related Party Transactions

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Details of outstanding balances with the Group's related parties as of December 31, 2012 and 2013 were as follows:

Due from related party

Amount due from a related party is related to the advances and rental deposit bad debt provision to a stockholder- Lv Dun Zhu during the year as follow:

	For The Year Ended December 31,
	2012	2013

Advances	$215,156	$271,030
Less: Bad debt provision	(215,156)	(263,171)
	-	7,859

XIAMEN WUJIAER HOTEL CO., LTD

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2013

The company continuously monitors the outstanding receivables and adjust allowance for accounts where collection may be in doubt. $109,353 and $40,556 was charge to bad debt provision during the year of 2012 and 2013 respectively, due to long outstanding from shareholder.

Rental deposit is paid to shareholder for lease arrangement of hotel from October 2013.

	2012	2013

Rental deposit	$-	$22,905

The deposit is refundable at the expiration of the lease.

Due to related party

Amount due to a related party is comprised of the advances from a potential stockholder for working capital of company during the year as follow:

	2012	2013

Ang Ban Siong	$-	$101,540

(a)	Related party transaction

During the year ended December 2013 and 2012, the related party transactions consisted of $271,029 and nil advances, $48,960 and nil rental expense paid to Mr Lv Dun Zhi.

During the year ended December 2013 and 2012, daily operation expenses of $124,276 and nil paid on behalf by Mr Ang Ban Siong in relation to the rental deposit, staff salaries and hotel miscellaneous expenses.

8.	Subsequent event

On October 1, 2013, the shareholders received $621,700 as a 10% in cash for the intention to acquire 100% of the equity interests in Wujiaer. The total purchase price is $621,700 in cash.

On January 25, 2014 the shareholders of the company entered into a Share Transfer Agreement with Xiamen Heyu to transfer 100% of the equity interests in the company for a cash consideration of approximate $621,700 (RMB3.8 million). The acquisition and share transfer is completed on January 25, 2014.

Unaudited Pro Forma Condensed Consolidated Financial Statement

As of December 31, 2014

On February 9, 2015, Heyu Leisure Holiday Corp. (“Heyu Leisure” or the “Company” or the “Registrant”) merged with Heyu Capital Ltd (“Heyu Capital”), a corporation existing under the laws of Hong Kong (Special Administrative Region of the PRC). Pursuant to the merger, the Registrant acquired all of the outstanding common shares of Heyu Capital through the issuance of common shares of the Registrant to the shareholders of Heyu Capital.

As a result of the Merger and pursuant to the Resolution, Heyu Capital has become a wholly-owned subsidiary of the Registrant and the Registrant issued shares of its common stock to shareholders of Heyu Capital at a rate of 1,000 shares of the Registrant’s common stock for all Heyu Capital common share. Immediately prior to the Merger, the Registrant had 60,000,000 shares of common stock outstanding.

Following the Merger, the Registrant has 60,001,000 shares of common stock outstanding after the share exchange and the issuance of 1,000 common shares to the shareholder of Heyu Capital.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared to present the consolidated balance sheet and consolidated statements of operations of the Company to indicate how the consolidated financial statements of the Company might have looked like if the share exchange with Heyu Capital and transactions related to the share exchange had occurred as of the beginning of the periods presented.

The transaction has been accounted for as a business combination under a method similar to the pooling-of-interest method ("Pooling-of-Interest") as the Registrant and Heyu Capital are both under common control with by our majority shareholder In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, We evaluate each investment in a business to determine if we should account for the investment as a cost-basis investment, an equity investment, a business combination or a common control transaction. An investment in which we do not have a controlling interest and which we are not the primary beneficiary but where we have the ability to exert significant influence is accounted for under the equity method of accounting. For those investments that we account for in accordance ASC 805, Business Combinations, we record the assets acquired and liabilities assumed at our estimate of their fair values on the date of the business combination. Our assessment of the estimated fair value of each of these can have a material effect on our reported results as intangible assets are amortized over various lives. Furthermore, a change in the estimated fair value of an asset or liability often has a direct impact on the amount to recognize as goodwill, which is not amortized. Often determining the fair value of these assets and liabilities assumed requires an assessment of the expected use of the asset, the expected cost to extinguish a liability or our expectations related to the timing and the successful completion of the integration of the business. Such estimates are inherently difficult and subjective and can have a material impact on our financial statements.

The operating entity- Wujiaer Hotel Co., Ltd (“Wujiaer”) has been acquired via Xiamen Heyu Hotel Management Co (“Xiamen Heyu”) on January 25, 2014. As a result of the acquisition, Xiamen Heyu has become its immediate holding company, Heyu Capital becomes its intermediate holding company and the Registrant has become an ultimate holding company of Wujiaer. Accordingly, the unaudited condensed pro forma financial statements dated December 31 2014 and 2013 have been prepared and combined with those entities, which assume the common control transaction occurred from the beginning period to December 31, 2014.

Heyu Leisure Holiday Corp

Unaudited Pro Forma Condensed Statement of Operation

For the Twelve Months Ended December 31, 2014

	Historical		Pro Forma
	Heyu Capital	Heyu Leisure	Adjustments	Notes	Combined
Revenue	$306,882	$-	$-		$306,882

Loss: Cost of revenue	424,501	-	-		424,501
Cross loss	(117,619)	-	-		(117,619)

Operating expenses:
Selling expense	22,864	-	-		22,864
Operating expenses	2,635,461	-	-		2,635,461
Impairment of goodwill	264,010	-	-		264,091
Finance expense	2,659	-	-		2,659
Net (loss) before tax	(3,042,613)	-	-		(3,042,613)
Income tax	-	-	-		-
Net (loss)	$(3,042,613)	$-	$-		$(3,042,613)

Foreign exchange translation adjustment for the period	10,661	-	-		10,661

Comprehensive (loss)	$(3,053,274)	$-	-		$(3,053,274)

Net (loss) per weighted average common share					$(0.05)

Weighted average number of shares Outstanding					60,001,000

Heyu Leisure Holiday Corp

Notes to Unaudited Combined Pro Forma Financial Statements

1.	Basis of Presentation

These unaudited combined pro forma financial Statements have been prepared in order to present combined financial position and results of operations of the Registrant and consolidated financial statement of Heyu Capitals if the acquisition had occurred as of the beginning of the periods presented. On January 25, 2014, operating entity- Wujiaer has been acquired through Xiamen Heyu. As a result of acquisition, the consolidated financial statement of Heyu Capital have been prepared and combined with those entities, which assume the common control transaction occurred from the beginning period to December 31, 2014.

The unaudited pro forma balance sheet has been prepared using the unaudited consolidated balance sheet of the Company and unaudited consolidated balance sheet of Heyu Capital as of December 31, 2014. The unaudited pro forma condensed statements of operations dated December 31, 2014, have been prepared using the unaudited historical statements of operations of Heyu Capital for the nine month period ended December 31, 2014 and unaudited consolidated statements of operations of Heyu Capital for the nine month period ended December 31, 2014.

The pro forma financial statements should be read in conjunction with the financial statements of the Company as previously filed and the consolidated financial statements of Heyu Capital which can be found as attachments to the Form 8-K. These pro forma financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial condition and consolidated results of operations had the share exchange been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future. The pro forma financial statement presented is included the financial position and result of operation of operating entity- Wujiaer, which was acquired on January 25, 2014 through Xiamen Heyu. The purpose of this pro forma financial statement is to present the actual financial position and result of operation would be if the acquisition of operating entity was occurred as of the beginning of the period.

2.	Adjustments

The following pro forma adjustments are incorporated into the condensed combined pro forma balance sheet as of December 31, 2014 and the condensed combined pro forma statement of operations for the year ended December 31, 2014.

To adjust the share capital of Heyu Capital from having no par value to having par value of $0.0001 and restate Heyu Capital share capital to reflect exchange ratio of 1,000 shares of Heyu Leisure to 40,000,000 share of Heyu Capital as established in the acquisition agreement resulting in the issuance of 1,000 shares.

PART II

Item 13. Other expenses of Issuance and Distribution

The following table sets forth the Registrant’s expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees		$1,918
Edgarizing fees		$21,940
Transfer agent fees		$5,500
Accounting fees		$52,000
Legal fees	$

Item 14. Indemnification of Directors and Officers

The Registrant's certificate of incorporation, by-laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Registrant to pay for the expenses of these persons in connection with legal proceedings brought because of the person's position with the Registrant. The Registrant does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Registrant.

Item 15. Recent Sales of Unregistered Securities

The Registrant has issued the following securities in the last three (3) years. All such securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Registrant in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale. Furthermore, no underwriters participated or effectuated any of the transactions specified below. Also, no underwriting discounts or commissions applied to any of the transactions set forth below. All potential investors were contacted personally and possessed at the time of their investment bona fide substantive, pre-existing business relationships with the Registrant and/or its officers, directors and affiliates. No potential investors were contacted through other means, and no general advertising or general solicitation was used to solicit any investors.

(1) On July 9, 2013, 10,000,000 shares of common stock were issued to Tiber Creek Corporation for total consideration paid of $1,000.00. Subsequently, in January 2014, the Registrant redeemed an aggregate of 10,000,000 of these shares for the redemption price of $1,000.00.

On July 9, 2013, 10,000,000 shares of common stock were issued to MB Americus, LLC for total consideration paid of $1,000.00. Subsequently, in January 2014, the Registrant redeemed an aggregate of 10,000,000 of these shares for the redemption price of $1,000.00

(2) On January 13, 2014, 1,000,000 shares of common stock were issued by the Registrant to Ban Siong Ang pursuant to a change of control in the Registrant. The aggregate consideration paid for these shares was $100.

(3) From July 1, 2014 through September 1, 2014, 59,000,000 shares of common stock were issued by the Registrant to the shareholders named below pursuant to executed subscription agreements under a Regulation D offering or other private placement of securities. Each of these transactions was issued as part of the private placement of securities by the Registrant in which no underwriting discounts or commissions applied to any of the transactions set forth below. The Registrant conducted such private placement offering in order to build a base of shareholders and establish relationships with a variety of shareholders. Tiber Creek Corporation did not assist the Registrant in conducting the offering.

Shareholder Name	Number of Shares	Consideration

Ban Siong Ang	45,388,604	$4,538
Hooi Pheng Ang	254,569	$26
Teik Kui Ang	651,854	$65
Xin Chen	109,354	$11
Tek Mun Chin	340,000	$34
ShuHui Dai	257,416	$26
XieMing Fan	66,000	$7
HaiBin Gao	80,000	$8
Boon Hong Haw	2,000,000	$200
JianShu Huang	60,000	$6
QingQiang Li	42,854	$4
EnYu Lin	70,000	$7
FenJin Lin	40,000	$4
Tiang Lee Ng	4,272,419	$427
Wee Lee Sim	60,000	$6
Swiss Teo Swee Kiong	103,064	$10
Guan Chuan Tan	300,000	$30
Hang Kiang Tan	60,000	$6
Hung Seng Tan	1,484,423	$149
Hup Teong Tan	90,000	$9
Kwee Huwa Tan	349,550	$35
Lan Tan	78,209	$8
Lee Hiang Tan	97,355	$10
XiaoDi Rao	153,709	$15
ShuYing Wang	105,354	$11
MeiMei Weng	147,355	$15
Kean Heong Wong	76,203	$8
XiuHua Xian	200,000	$20
MeiJiao Xu	166,354	$17
ZhuEn Xu	50,000	$5
TaoYing Yang	241,098	$24
ZhenYu Zeng	180,354	$20
DeZhao Zhang	100,000	$10
XiuMei Zheng	525,355	$53
BingRen Zhong	408,387	$41
MeiYun Zhong	119,064	$12
WenJin Zhong	121,354	$12
XingEn Zhong	84,710	$9
XingHua Zhong	65,032	$7

(4) On February 9, 2015, pursuant to the stock-for-stock acquisition of Heyu Capital Ltd, the Registrant issued 1,000 shares of Common stock to Ban Siong Ang.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

2.1++	Agreement and Plan of Reorganization
3.1+	Certificate of Incorporation
3.2+	By-laws
5.1*	Opinion of Counsel on legality of securities being registered
10.1++	Memorandum of Understanding with Golden Eagle Hotel
10.2++	Memorandum of Understanding with Xiamen Yuan Bo Bay Hot Springs Hotel
10.3++	Letter of Intent to Shanghang Hotel Project
10.4+++	Letter of Intent to Shanghang Hotel Project (English translation)
10.5+++	Employment appointment of Ang Ban Siong
10.6+++	Employment appointment letter of Kean Tat, Che
10.7+++	Appointment letter for Haw Boon Hong
10.8+++	Appointment letter for Hakikur Rahman
10.9+++	Appointment letter for M Shahid Siddiqi
10.10+++	Appointment letter for Ong Lay Hoon
10.11+++	Appointment letter for Shanmuga Ratnam
10.12+++	Appointment letter for Stephan Truly Busch
10.13+++	Appointment letter for Guan Chuan Tan
10.14+++	Appointment letter for Tan Hung Seng
10.15+++	Appointment letter for Tan Kwee Huwa
10.16+++	Appointment letter for Timi Ecimovic
10.17+++	Appointment letter for Zhong Mei Yun
10.18++++	Land Use Right Agreement with Xiamen Yuan Bo Bay Hot Springs Hotel
10.19	Resignation letter of Kean Tat, Che
23.1	Consent of Accountants
23.4*	Consent of Attorney (as part of Exhibit 5.1)

*	To be filed
+	Previously filed on Form 10-12G on September 30, 2013 (File No.: 000-55068) as the same exhibit number as the exhibit number listed here, and incorporated herein by this reference.
++	Previously filed on Form 8-K on February 9, 2015 (File No. 000-55068) as the same exhibit number as the exhibit numbed listed here, and incorporated herein by this reference.
+++	Previously filed on Form S-1/A on July 20, 2015 (File No. 333-201986) as the same exhibit number as the exhibit numbed listed here, and incorporated herein by this reference.
++++	Previously filed on Form S-1/A on October 6, 2015 (File No. 333-201986) as the same exhibit number as the exhibit numbed listed here, and incorporated herein by this reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on December 28, 2015.

HEYU LEISURE HOLIDAYS CORPORATION

By:	/s/ Ban Siong Ang
Title: Chief Executive Officer (Principal Executive Officer)
/s/ Ban Siong Ang
Interim Chief Financial Officer (Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons, constituting all of the members of the board of directors, in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Boon Hong Haw	Chairman of Board cum Independent Non-executive Director	December 28, 2015

/s/ Ban Siong Ang	CEO and Group Managing Director	December 28, 2015

/s/ Hung Seng Tan	Executive Director	December 28, 2015

/s/ Guan Chuan Tan	Director	December 28, 2015

/s/ Timi Ecimovic	Non-executive Director	December 28, 2015

/s/ Mei Yun Zhong	Non-executive Director	December 28, 2015

/s/ Stephan Truly Busch	Non-executive Director	December 28, 2015

/s/ Kwee Huwa Tan	Non-executive Director	December 28, 2015

/s/ Shanmuga Ratnam	Independent Non-executive Director	December 28, 2015

/s/ M. Shahid Siddiqi	Independent Non-executive Director	December 28, 2015

/s/ Md. Hakikur Rahman	Independent Non-executive Director	December 28, 2015

/s/ Lay Hoon Ong	Independent Non-executive Director	December 28, 2015

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